                          LIMITED PARTNERSHIP AGREEMENT AND
                      AMENDED CERTIFICATE OF LIMITED PARTNERSHIP


                  CAPITAL SOURCE II L.P.-____, A LIMITED PARTNERSHIP

     THIS AGREEMENT is made as of ______________, 198__ by and among the undersigned parties.

                                       RECITALS

     WHEREAS, as of ______________, 198__, Hutton Insured Mortgage Equities II L.P., a Delaware limited partnership (the "Hutton General Partner"), the general partner of which is Hutton CS II Housing Inc., a Delaware corporation and a wholly owned subsidiary of The E.F. Hutton Group Inc., a Delaware corporation, and TIG Insured Mortgage Equities II Inc. (the "TIG General Partner"), a wholly owned subsidiary of The Investment Group Capital Corp., a Delaware corporation, as General Partners, and H/T Corp. II-____, a Delaware corporation, as Initial Limited Partner, executed a Certificate of Limited Partnership (the "Certificate") forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act known as Capital Source II L.P.-__________, which Certificate was filed in the office of the Secretary of State of the State of Delaware on ______________, 198__; and

     WHEREAS, the parties hereto desire to amend the Certificate to set forth in full the terms and conditions of their agreements and understandings in this Limited Partnership Agreement and Amended Certificate of Limited Partnership.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties, intending to be legally bound, agree to continue Capital Source II L.P.-__________ as follows:

                                      ARTICLE I

               CONTINUATION, NAME, PLACE OF BUSINESS, PURPOSE AND TERM

     Section 1.01. CONTINUATION OF PARTNERSHIP. The undersigned hereby continue the Partnership under the Delaware Revised Uniform Limited Partnership Act on the terms and conditions set forth in this Agreement.

     Section 1.02. NAME, PRINCIPAL OFFICE AND NAME AND ADDRESS OF RESIDENT AGENT. The name of the Partnership is Capital Source II L.P.-__________. The address of the resident office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
The name of the Partnership's registered agent for service of process at that address is The Corporation Trust Company. The address of the principal place of business of the Partnership, unless hereafter changed by the General Partners, shall be 150 South Fifth Avenue, Suite A, Ann Arbor, Michigan 48104. Notification


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of any change in the Partnership's principal office and place of business shall be given to the Limited Partners and Unitholders.

     Section 1.03. PURPOSE. The purpose and character of the business of the Partnership is to originate, acquire, hold, sell, dispose of and otherwise deal with Federally Insured Mortgages on multifamily rental housing complexes and to acquire, hold, sell, dispose of and otherwise deal with limited partnership interests in Operating Partnerships which construct and operate multifamily rental housing complexes in order to (a) preserve and protect the Partnership's capital by investing in Federally Insured Mortgages and Operating Partnership Interests; (b) provide quarterly cash distributions to Investors from income from Federally Insured Mortgages; (c) achieve increasing current income and long-term capital appreciation through increases in the income from the Partnership's equity investments in the Operating Partnerships; and (d) make the Units freely transferable 24 to 36 months after the Partnership commences operations.

     Section 1.04. TERM. The Partnership was formed on ______________, 198__, and shall continue in full force and effect until December 31, 2035, or until sooner dissolved pursuant to the provisions of this Agreement, and upon the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware in accordance with Article VIII.

                                      ARTICLE II

                                    DEFINED TERMS

     The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article II. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

     "ACCOUNTANTS" means Arthur Andersen & Co. or such other nationally recognized firm of independent public accountants as shall be engaged from time to time by the General Partners on behalf of the Partnership.

     "ADJUSTED CAPITAL CONTRIBUTION" means, at any time, the Limited Partners' Capital Contribution (but not including the Initial Limited Partner's Capital Contribution attributable to Assigned Limited Partnership Interests which are held by the Initial Limited Partner on behalf of Unitholders) reduced by all distributions to Limited Partners of Sale Proceeds. Reductions of the Adjusted Capital Contributions in accordance with the foregoing shall be determined subsequent to calculation of any distributions to be made to Limited Partners, but shall be effective as of the date of receipt by the Partnership of the Sale Proceeds giving rise to such distributions.

     "ADJUSTED CONTRIBUTION" means, with respect to Limited Partners, the "Adjusted Capital Contribution" and, with respect to Unitholders, the "Adjusted Contribution of Unitholders."

     "ADJUSTED CONTRIBUTION OF UNITHOLDERS" means, at any time, the Contribution of Unitholders reduced by all distributions to Unitholders of Sale Proceeds. Reduction of the


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

Adjusted Contributions of Unitholders in accordance with the foregoing shall be determined subsequent to calculation of any distributions to be made to Unitholders, but shall be effective as of the date of receipt by the Partnership of the Sale Proceeds giving rise to such distributions.

     "AFFILIATE" means, when used with reference to a specified Person, (a) any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person, (b) any Person who is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (c) any Person who, directly or indirectly, is the beneficial owner of or controls 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of or controls 10% or more of any class of equity securities, and (d) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the voting securities or beneficial interests of any of the foregoing. An Affiliate of the Partnership or either of the General Partners does not include a Person who is a partner in a partnership or joint venture with the Partnership or any other Affiliate of the Partnership if such Person is not otherwise an Affiliate of the Partnership or either of the General Partners.

     "AGREEMENT" means this Limited Partnership Agreement and Amended Certificate of Limited Partnership, as originally executed and as amended from time to time.

     "ANNUAL ASSET MANAGEMENT AND PARTNERSHIP ADMINISTRATION FEE" means the annual fee payable to the General Partners in accordance with
Section 5.03(b)(iii).

     "ASSIGNED LIMITED PARTNERSHIP INTEREST" means a Limited Partnership Interest which is held of record by the Initial Limited Partner as a nominee on behalf of a Unitholder.

     "BANKRUPTCY" or "BANKRUPT" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law (except if such petition is contested by such Person and has been dismissed within 120 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereby or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 120 days.

     "BENEFICIAL ASSIGNMENT CERTIFICATE" means a certificate evidencing the ownership of Units.

     "BENEFICIAL OWNERSHIP INTEREST" means the entire ownership interest of a Unitholder in the Partnership at any particular time, including the right of such Unitholder to any and all benefits to which a Unitholder may be entitled as provided in this Agreement. The ownership interests of the Unitholders in the Partnership are sometimes referred to herein as "Units."

     "CAPITAL ACCOUNT" means the capital account of a Partner or Unitholder as described in Section 4.05.

     "CAPITAL CONTRIBUTION" means with respect to Partners, "Capital Contribution of Partners" and with respect to Unitholders, "Capital Contribution of Unitholders."

     "CAPITAL CONTRIBUTION OF PARTNERS" means the total amount of money contributed to the Partnership (prior to the deduction of any Selling Commissions or Organizational, Offering and Selling Expenses) by all the Partners or any class of Partners, or by any one Partner, as the context may require (or the predecessor holders of the interests of such Partners or Partner), reduced, in the case of the Limited Partners, by the amount of any funds returned to them pursuant to Section 3.03(d).

     "CAPITAL CONTRIBUTION OF UNITHOLDERS" means the total amount of money paid to the Partnership (prior to the deduction of any Selling Commissions or Organizational, Offering and Selling Expenses) by all Persons who purchase Units (pursuant to the Partnership's public offering of Units effected pursuant to the Partnership's Registration Statement filed with the Securities and Exchange Commission) and which shall be deemed to be contributed to the Partnership by the Initial Limited Partner on behalf of the Unitholders, reduced by the amount of any funds returned to the Unitholders pursuant to Section 3.03(d).

     "CASH AVAILABLE FOR DISTRIBUTION" means, with respect to any period, Cash Flow less any amount set aside from Cash Flow for the creation or restoration of Reserves.

     "CASH FLOW" means, with respect to any period, (a) all cash receipts of the Partnership from payments of principal and interest on its Federally Insured Mortgages (exclusive of any Sale Proceeds attributable to such Federally Insured Mortgages), plus (b) any cash distributions from Operating Partnerships (exclusive of any Sale Proceeds attributable to the sale or exchange by the Partnership of its interest in such Operating Partnerships and exclusive of any Sale Proceeds attributable to the assets of the Operating Partnerships), plus
(c) cash receipts from Partnership operations (including any interest or other income from temporary investments of the Partnership pursuant to Section 5.02(a)(xiv) and any amounts withdrawn from Reserves), but after deducting from any such receipts amounts used to pay Operating Expenses and debt service.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

     "COINSURED MORTGAGE" means a first mortgage loan on a Complex insured by the FHA and a coinsured lender utilizing the GNMA Mortgage-Backed Securities Program pursuant to the coinsurance program under Section 221(d)(4),
Section 223(f) or similar section of the National Housing Act.

     "COMMITMENT FEE" means fees paid by an Operating Partnership to the General Partners in an amount up to 3.54% of each Federally Insured Mortgage.

     "COMPLEX" means a multifamily, rental housing complex in a suburban or metropolitan area which is owned or is to be constructed by an Operating Partnership.

     "CONSENT" means either the consent given by a vote at a meeting called and held in accordance with the provisions of Section 10.01 or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "DEALER MANAGER" means E.F. Hutton & Company Inc., a Delaware corporation which is an Affiliate of the Hutton General Partner.

     "EQUITY CONTRIBUTION" means the Partnership's contribution to an Operating Partnership in exchange for an Operating Partnership Interest.

     "ESCROW AGENT" means the FirsTier Bank, N.A., or any successor thereto.

     "FEDERALLY INSURED MORTGAGE" means an FHA Insured Mortgage or a Coinsured Mortgage.

     "FHA" means the Federal Housing Administration of HUD.

     "FHA INSURED MORTGAGE" means a first mortgage loan on a Complex, insured pursuant to Section 221(d)(4), Section 223(f) or similar section of the National Housing Act.

     "FOREIGN PERSON" means a nonresident alien, foreign corporation, foreign trust or foreign estate, within the meaning of Sections 897 and 1445 of the Code.

     "FRONT END FEES" means all acquisition fees, Selling Commissions, Organizational, Offering and Selling Expenses and any other fees or expenses paid by any party for any services rendered during the Partnership's organizational and acquisition phases. Such expenses include but are not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of property, whether or not acquired, including similar fees paid by Operating Partnerships during their acquisition or operational phases if paid directly or indirectly by the Partnership. Front End Fees (a) shall include the Initial Advisory Fee and the Commitment Fee and
(b) shall not exceed in the aggregate the lesser of such compensation customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property or an amount equal to 15.5% of the Gross Proceeds.

     "GENERAL PARTNERS" means the Hutton General Partner, the TIG General Partner and any Person or Persons who, at the time of reference thereto, has been admitted as a successor General Partner or as an additional General Partner and, in the case of any of the foregoing, has not withdrawn from the Partnership, in each such Person's capacity as a General Partner.

     "GENERAL PARTNER REIMBURSABLE EXPENSES" means expenses incurred by the General Partner(s) in connection with the promotion, management and/or operation of the Partnership.

     "GNMA" means the Government National Mortgage Association.

     "GNMA MORTGAGE-BACKED SECURITIES PROGRAM" means a program pursuant to which GNMA guarantees the monthly principal and interest payments of the mortgages underlying mortgage-backed securities issued by private entities.

     "GROSS PROCEEDS" means the total proceeds from the sale of Units before deduction for expenses incurred in organizing the Partnership and offering the Units for sale.

     "HUD" means the United States Department of Housing and Urban Development acting through any authorized representative.

     "HUTTON GENERAL PARTNER" means Hutton Insured Mortgage Equities II L.P., a Delaware limited partnership.

     "INCENTIVE FEE" means the fee payable to the General Partners in accordance with Section 5.03(b)(v).

     "INITIAL ADVISORY FEE" means the nonrecurring fee paid to the General Partners in accordance with Section 5.03(b)(i).

     "INITIAL CLOSING" means the initial closing on the sale of the minimum number of Units to Investors in the Partnership.

     "INITIAL LIMITED PARTNER" means H/T Corp. II-____, a Delaware corporation, which (a) owns 100 Limited Partnership Interests and ____________________ Assigned Limited Partnership Interests in the Partnership, and (b) will transfer and assign to those Persons who purchase Units certain of its rights and interest in Assigned Limited Partnership Interests in accordance with Section 11.01(a).

     "INITIAL PROSPECTUS" means the prospectus contained in the Registration Statement (File No. 33-8252) filed pursuant to Rule 424(b) in its final form with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933.

     "INTEREST" means the entire ownership interest of a Partner or a Unitholder in the Partnership at any particular time, including the right of such Partner or Unitholder to any and all benefits to which a Partner or Unitholder may be entitled under this Agreement, together with the obligations of such Partner or Unitholder to comply with all the terms and provisions of this Agreement.

     "INVESTED ASSETS" means that portion of the Net Proceeds invested from time to time in Federally Insured Mortgages, Operating Partnership Interests and other investments in Operating Partnerships owned by the Partnership.

     "INVESTMENT DATE" means the date or dates, from time to time, of the final closing of the sale of Units pursuant to Section 11.04.

     "INVESTMENT IN PROPERTIES" means the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included)), and other cash payments such as interest and taxes but excluding Front End Fees.

     "INVESTOR SERVICES REIMBURSEMENT" means the amount to be reimbursed to the General Partners and their Affiliates for performance of investor services, not to exceed, together with all other reimbursements to the General Partners and Affiliates of expenses incurred in the Partnership's operations, 0.5% of Invested Assets and Permitted Interim Investments per annum.

     "IRAS AND KEOGH PLANS" mean Individual Retirement Accounts formed pursuant to Section 408 of the Code, Retirement (Keogh) plans for self-employed individuals as described in Section 404(a)(8) of the Code, and other tax-deferred pension and profit-sharing plans.

     "LIMITED PARTNER" means any Person who is a Limited Partner, including the Initial Limited Partner, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "LIMITED PARTNERSHIP INTEREST" means the entire ownership interest of a Limited Partner at any particular time, including the right of such Limited Partner to any and all benefits to which the Limited Partner may be entitled as provided in this Agreement together with the obligations of such Limited Partner to comply with all terms and provisions of this Agreement.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotations, an electronic automated quotation system for a selected number of over-the-counter securities.

     "NET PROCEEDS" means the Gross Proceeds reduced by Selling Commissions and the Organizational, Offering and Selling Expenses.

     "NOTICE" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of personal delivery or the date of mailing thereof, as the case may be, shall be deemed the date of receipt of Notice.

     "OFFERING" means the offering of Units by the Partnership pursuant to the terms and conditions described in the Prospectus.

     "OPERATING EXPENSES" means, with respect to any fiscal period, except to the extent paid with cash withdrawn from Reserves therefore, the amount of expenses which were incurred by the Partnership in such period in the ordinary course of the Partnership's business, including but not limited to the Annual Asset Management and Partnership Administration Fee, the Investor Services Reimbursement and all other fees and expense reimbursements to the General Partners (except for the Incentive Fee and the Termination Fee), fees paid for placing, servicing and disposition of Federally Insured Mortgages and Operating Partnership Interests, computer costs, insurance, brokerage fees, taxes, accounting, bookkeeping, legal, travel and telephone expenses.

     "OPERATING PARTNERSHIP" or "OPERATING PARTNERSHIPS" means any or all of the limited partnerships which own or lease Complexes and in which the Partnership acquires an Operating Partnership Interest.

     "OPERATING PARTNERSHIP INTEREST" means the limited partnership interest of the Partnership in an Operating Partnership.

     "ORGANIZATIONAL, OFFERING AND SELLING EXPENSES" means those expenses (exclusive of Selling Commissions) incurred in connection with or related to the formation and qualification of the Partnership, the registration and qualification of the Units under applicable federal and state laws and the marketing, distribution, sale and processing of the Units, including the following: (a) the costs of preparing, printing, filing and delivering a registration statement with respect to the Units, the Prospectus (including any supplements thereto), all "Blue Sky" filing fees and related expenses, a "Blue Sky Survey" and all underwriting and sales agreements, including the cost of all copies thereof supplied to E.F. Hutton & Company, Inc. and other soliciting dealers, (b) the cost of preparing and printing this Agreement, other solicitation material and related documents and the cost of filing and recording such certificates or other documents as are necessary to comply with the laws of the State of Delaware or for the formation of a limited partnership and thereafter for the continued good standing of a limited partnership, (c) the cost of any escrow arrangements, including any compensation to the Escrow Agent,
(d) filing fees payable to the Securities and Exchange Commission, to state securities commissions and to the National Association of Securities Dealers, Inc., and (e) fees of the Partnership's counsel and accountants.

     "ORGANIZATIONAL, OFFERING AND SELLING EXPENSE REIMBURSEMENT ALLOWANCE" means the nonaccountable allowance in an amount of 2% of Gross Proceeds payable to the General Partners in accordance with Section 5.03(b)(ii).

     "PARTNER" means any General Partner or any Limited Partner.

     "PARTNERSHIP" means the limited partnership formed as of ______________, 198__, under the Delaware Revised Uniform Limited Partnership Act and known as Capital Source II LP.-__________, as said limited partnership may from time to time be constituted.

     "PERMITTED INTERIM INVESTMENTS" means securities issued or fully guaranteed by the United States Government or its agencies, Certificates of Deposit and Time or Demand Deposits fully insured by an agency of the United States government or in commercial banks or savings and loan associations having a net worth of at least $200,000,000, or commercial paper rated P-1 (the highest possible rating) by Moody's Investors Service, Inc.

     "PERSON" means any individual, partnership, corporation, trust or other entity.

     "PRIORITY RETURN ON ADJUSTED CONTRIBUTION ACCOUNT" means a ledger account maintained on behalf of each Limited Partner or Unitholder which shall be credited each quarter with ____% of the Adjusted Contribution attributable to such Limited Partner or Unitholder, as adjusted through the last day of such quarter, and shall be charged each quarter with all Cash Available for Distribution which is distributed to such Limited Partner or Unitholder, in respect of such quarter.

     "PROFITS FOR TAX PURPOSES" and "LOSSES FOR TAX PURPOSES" means the income or loss of the Partnership for federal income tax purposes determined as of the close of each calendar quarter. For these purposes Profits for Tax Purposes will include income and gain exempt from tax and Losses for Tax Purposes shall include expenditures which constitute, or are deemed under Treasury Regulations to constitute, expenditures described in Section 705(a)(2)(B) of the Code.

     "PROSPECTUS" means the prospectus contained in the Registration Statement (File No. 33-8252) filed pursuant to Rule 424(b) with the Securities and Exchange Commission for the registration of Units under the Securities Act of 1933, in the final form in which such prospectus is filed pursuant to Rule 424(b) with such Commission and as thereafter supplemented pursuant to Rule 424(c) under such Act.

     "PROSPECTUS SUPPLEMENT" means the supplement to the Prospectus issued in connection with commencement of the Partnership's Offering of Units.

     "RESERVES" means amounts allocated to reserves maintained for working capital of the Partnership and contingencies, which initially will not be less than 1% of Gross Proceeds.

     "SALES AGENCY AGREEMENT" means the agreement among the Partnership, General Partners and Initial Limited Partner as described in Section 5.10 hereof.

     "SALE PROCEEDS" means receipts of the Partnership attributable to a Sale Transaction exclusive of all expenses attributable to the event generating such receipts and exclusive of any amount of such receipts used to pay Operating Expenses or set aside by the General Partners for Reserves.

     "SALE TRANSACTION" means a transaction involving (a) the prepayment, sale, exchange, foreclosure or other disposition of a Federally Insured Mortgage held by the Partnership, (b) the sale, exchange or other disposition of an Operating Partnership Interest held by the Partnership, (c) the sale, exchange or other disposition by an Operating Partnership of any of its assets, or (d) the sale, exchange or other disposition by the Partnership of any of its assets.

     "SCHEDULE A" means the schedule, as amended from time to time, of Partners' names, addresses, Capital Contributions and Interest, which schedule, in its initial form, is attached to, and made a part of this Agreement.

     "SELLING COMMISSIONS" means the commissions up to a maximum of 7% per Unit, payable by the Partnership to the Dealer Manager.

     "SPECIFIED INVESTMENT" means an Operating Partnership in which the Partnership has determined to invest and which is identified and described in the Prospectus Supplement.

     "TARGET RETURN ON ADJUSTED CONTRIBUTION ACCOUNT" means a ledger account maintained on behalf of each Limited Partner or Unitholder which shall be credited each day with an amount equal to ____% per annum, as calculated on a daily basis, of the Adjusted Contribution attributable to such Limited Partner or Unitholder as adjusted through the preceding day, and shall be charged each quarter with all Cash Available for Distribution which is distributed to such Limited Partner in respect of such quarter and shall be further charged, as of the day of receipt by the Partnership of Sale Proceeds, with all such Sale Proceeds distributed to such Limited Partner or Unitholder in excess of the amount of such Limited Partner's and Unitholder's Adjusted Contribution, determined as of the day preceding such receipt by the Partnership of Sale Proceeds.

     "TAX MATTERS PARTNER" means the Partner designated as the Tax Matters Partner of the Partnership by the General Partners pursuant to Section 9.05.

     "TERMINATION FEE" means the fee payable to the General Partners in accordance with Section 5.03(b)(vi).

     "TIG GENERAL PARTNER" means TIG Insured Mortgage Equities II Inc., a Delaware corporation.

     "UNIT" means a Beneficial Ownership Interest representing the assignment by the Initial Limited Partner of one Assigned Limited Partnership Interest.

     "UNITHOLDER" means any Person who holds a Beneficial Ownership Interest represented by a Unit and who is reflected as a Unitholder on the books and records of the Partnership.

     "VOLUNTARY LOAN" means a loan to the Partnership by a General Partner or its Affiliate in accordance with Section 5.03(b)(ix).

                                     ARTICLE III

                                 PARTNERS AND CAPITAL

     Section 3.01. GENERAL PARTNERS. The names, addresses, Capital Contributions and Interests of the General Partners are as set forth in Schedule A. The General Partners, as such, shall not be required to make any additional Capital Contribution to the Partnership, except as provided in
Section 4.05(b).

     Section 3.02. INITIAL LIMITED PARTNER. The name, address, Capital Contribution and Interest of the Initial Limited Partner are as set forth in Schedule A. All proceeds which the

Partnership receives from persons who purchase Units pursuant to the Offering shall be treated as contributions to the Partnership made by the Initial Limited Partner on behalf of, and as nominee for, the Unitholders. Except as set forth above and with respect to its own Capital Contributions, the Initial Limited Partner shall not be required to make any additional Capital Contribution to the Partnership. Other than to serve as Initial Limited Partner, the Initial Limited Partner has no other business purpose and will not engage in any other activity or incur any debts.

     Section 3.03.  PARTNERSHIP CAPITAL.

          (a) No Partner or Unitholder shall be paid interest on any Capital Contribution.

          (b) The Partnership shall not redeem or repurchase any Unit and no Partner or Unitholder shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned in the form of property other than cash.

          (c) No Limited Partner or Unitholder shall have priority over any other Limited Partner or Unitholder as to the return of his Capital Contribution as or to profits, losses or distributions.

          (d) Any portion of the Net Proceeds (except for any amounts utilized to pay the Partnership's Operating Expenses or any amounts set aside for Reserves) which is not invested or committed for investment within 24 months from the date of the Prospectus Supplement, including the amount of the Initial Advisory Fee paid to the General Partners with respect to such portion of Net Proceeds, shall be distributed, without interest, by the Partnership to the Limited Partners and Unitholders, as a return of capital; provided, however, that if 90% or more of the Net Proceeds are committed prior to the end of the 24-month period, the Partnership may also invest, prior to the expiration of the 24-month period, the remaining uncommitted Net Proceeds in mortgage-backed securities issued pursuant to the GNMA Mortgage-Backed Securities Program, provided that such investments shall in no event violate the provisions of Section 5.01(g) of this Agreement. Any funds with respect to the investment of which the Partnership has executed a written agreement in principle, commitment letter, letter of intent or understanding, option agreement or other similar understanding or contract, within 24 months after the date of the Prospectus Supplement, shall be deemed committed to investment on that date and shall not subsequently be returned to the Limited Partners and Unitholders even if the investment of such funds is not consummated.

          (e) The General Partners shall have no personal liability for the repayment of the Capital Contribution of any Limited Partner or Unitholder.

          (f) A creditor who makes a nonrecourse loan to the Partnership shall not have or acquire at any time, solely as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a creditor or secured creditor, as the case may be.

     Section 3.04.  LIABILITY OF LIMITED PARTNERS.

          (a) The liability of each Limited Partner and Unitholder for the losses, debts, liabilities and obligations of the Partnership shall, so long as the Limited Partner or Unitholder complies with Section 5.01(c), be limited to his Capital Contribution and his share of any undistributed profits of the Partnership. No Limited Partner or Unitholder shall be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further capital or other contribution to the Partnership. It is the intent of the Partners that no distribution (or any part of any distribution) made to any Limited Partner or Unitholder pursuant to Section 4.01 shall be deemed a return or withdrawal of capital even if such distribution represents, in full or in part, an allocation of depreciation or any other noncash item accounted for as a loss or deduction from or offset to the Partnership's income, and that no Limited Partner or Unitholder shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. If any court of competent jurisdiction holds, however, that, notwithstanding the provisions of this Agreement, any Limited Partner or Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner or Unitholder and not of the General Partners.

          (b) Notwithstanding the provisions of Section 3.04(a), in the event the Partnership is required, pursuant to applicable provisions of any Operating Partnership Agreement or of the limited partnership act of the jurisdiction of organization of an Operating Partnership, to return to any Operating Partnership any funds previously distributed by such Operating Partnership to the Partnership, which funds have been distributed by the Partnership, in turn, to the Limited Partners and Unitholders hereunder, the Limited Partners and Unitholders shall be required to return promptly to the Partnership that portion of such Partnership distribution (on a pro rata basis) as shall be required by the Partnership to meet its obligation to return funds to such Operating Partnership.

                                      ARTICLE IV

               DISTRIBUTIONS OF CASH; ALLOCATIONS OF PROFITS AND LOSSES

     Section 4.01. DISTRIBUTIONS OF CASH AVAILABLE FOR DISTRIBUTION. All Cash Available for Distribution at the end of each month of each calendar year shall be distributed, within 45 days after the end of such month, 99% to the Limited Partners and Unitholders considered as a class and 1% to the General Partners; provided, however, that after the Adjusted Contributions have been reduced to zero and the Target Return on Adjusted Contribution Accounts has been paid on a cumulative basis, such distributions shall be subordinated to the payment of any accrued but unpaid Incentive Fee, Termination Fee or Annual Asset Management and Partnership Administration Fee then owed to the General Partners in accordance with Sections 5.03(b)(iii), 5.03(b)(v) and 5.03(b)(vi).

     Section 4.02.  DISTRIBUTIONS OF SALE PROCEEDS.

          (a) Except as otherwise provided in Section 8.02 in connection with the liquidation of the Partnership, Sale Proceeds will be distributed, as soon as practicable after the Partnership receives such proceeds, 99% to the Limited Partners and Unitholders considered as a class and 1% to the General Partners; provided, however, that after the Adjusted Contributions have been reduced to zero and the Target Return on Adjusted Contribution Accounts has been paid on a cumulative basis, any accrued but unpaid Incentive Fee, Termination Fee or Annual Asset Management and Partnership Administration Fee then owed to the General Partners in accordance with Sections 5.03(b)(iii), 5.03(b)(v) and 5.03(b)(vi) shall be paid.

          (b) Noncash Sale Proceeds shall not be distributed until converted into cash by the Partnership.

     Section 4.03.  PROFITS AND LOSSES FOR TAX PURPOSES.

          (a) Profits and Losses for Tax Purposes shall be determined in accordance with the accounting method followed by the partnership for federal income tax purposes.

          (b) All Profits and Losses for Tax Purposes prior to the first date on which Units are purchased pursuant to Section 11.04 shall be allocated 99% to the Initial Limited Partner and 1% to the General Partners. Such Profits and Losses for Tax Purposes shall be determined on the basis of an interim closing of the Partnership's books as of the first date on which Units are purchased.

          (c) Except as set forth in Section 4.03(b), all Profits and Losses for Tax Purposes not arising from Sale Transactions, and every item of income, gain, loss, deduction, credit or allowance entering into the computation thereof, shall be allocated 99% to the Limited Partners and Unitholders considered as a class and 1% to the General Partners.

          (d) Profits and Losses for Tax Purposes arising from Sale Transactions in respect of a calendar month shall be allocated 99% to the Limited Partners and Unitholders considered as a class and 1% to the General Partners.

          (e) Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the aggregate interest of the General Partners in each item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each of those items at all times during the existence of the Partnership. In determining the interests of the General Partners in these items, any Limited Partnership Interest or Unit owned by the General Partners shall not be taken into account.

          (f)  Notwithstanding the foregoing provisions of Section 4.03(c) and
     Section 4.03(d) and subject to the provisions of Section 4.03(e), if the allocation of any loss for any Partnership accounting period pursuant to this Section 4.03 would cause the

     Capital Account of a Partner or the separate subsidiary capital account of a Unitholder to be reduced below zero (or, in the case of the General Partner, reduced below the deficit balance which such General Partner will be obligated to restore under Section 4.05(b)) (determined after making appropriate adjustments to reflect (i) all distributions and Capital Contributions made during such Partnership accounting period, and (ii) reasonably expected allocations of loss and deduction described in Section 1.704-1(b)(2)(ii)(d)(5) of the Regulations and reasonably expected distributions described in Section 1.704-1(b)(2)(ii)(d)(6) of the Regulations) then the portion of such loss which would have such result shall instead be specially allocated to Partners and Unitholders having positive Capital Account or subsidiary capital account balances (determined before such special allocation but after all other adjustments to their respective Capital Accounts and subsidiary capital accounts for such Partnership accounting period and any reasonably expected distributions and allocations of loss and deduction described in the aforesaid sections of the Regulations) in proportion to such positive Capital Account and subsidiary capital account balances. Subject to the provisions of
     Section 4.03(e), in the event that the Capital Account of a Partner or the separate subsidiary capital account of a Unitholder is reduced below zero (or, in the case of a General Partner, reduced below the deficit balance which such General Partner will be obligated to restore under
     Section 4.05(b)) (A) due to an unexpected allocation of loss or deduction made pursuant to Section 704(e)(2) of the Code, Section 706(d) of the Code or Paragraph (b)(2)(ii) of Treasury Regulation 1.751-1 or (B) due to an unexpected distribution to such Partner or Unitholder which is not offset by a corresponding increase to such Partner's Capital Account or to such Unitholder's separate subsidiary capital account, then such Partner or such Unitholder, as the case may be, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance in such Partner's Capital Account or such Unitholder's separate subsidiary capital account as quickly as possible.

     Section 4.04. DETERMINATION OF ALLOCATIONS AND DISTRIBUTIONS AMONG LIMITED PARTNERS AND UNITHOLDERS. Within 45 days after the end of each calendar month during the term of the Partnership, a determination shall be made of (a) the amount of the Profits and Losses for Tax Purposes (including every item of income, gain, loss, deduction, credit or allowance entering into the computation of such Profits and Losses for Tax Purposes) which arose during each calendar month and which was allocable to the Limited Partners and Unitholders in accordance with the provisions of Section 4.03, and (b) the amount of the Cash Available for Distribution and the Sale Proceeds which were actually received by the Partnership during each calendar month and which were allocable to the Limited Partners and Unitholders in accordance with the provisions of
Section 4.01 or 4.02. The above-referenced amounts of tax items which were attributable to a particular month and which were not attributable to Sale Transactions shall be allocated among each Limited Partner and Unitholder who held an Interest on the last day of such month (the "Monthly Record Date") and the above-referenced amounts of Cash Available for Distribution shall be distributed among each Limited Partner and Unitholder who held an Interest on such Monthly Record Date, both in the ratio which (i) the number of Limited Partnership Interests or Units held by such Limited Partner or Unitholder on such Monthly Record Date bears to (ii) the aggregate number of Limited Partnership Interests and Units outstanding on such Monthly Record Date; provided, however, that such allocations and distributions with respect to any month during which subscriptions for Units are released by the

Escrow Agent to the Partnership in accordance with Section 11.04 shall be made pro rata to such Limited Partners and Unitholders on the basis of the number of days of such month that they were Limited Partners or Unitholders of record.

     The above-referenced amounts of tax items attributable to Sale Transactions and the above-referenced amounts of Sale Proceeds shall be allocated or distributed, as the case may be, to each Limited Partner and Unitholder of record on the date of receipt by the Partnership of such Sale Proceeds (or such other date within 10 days of such receipt as determined by the General Partner if, due to the circumstances of such receipt, advance notice of the particular date of receipt cannot be provided as required by the federal securities laws or the regulations of any exchange on which the Units are traded) in the ratio which the number of Limited Partnership Interests or Units held by such Limited Partner or Unitholder bears to the aggregate number of Limited Partnership Interests or Units outstanding on such date.

     Section 4.05.  CAPITAL ACCOUNTS.

          (a) A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Treasury Regulations thereunder, particularly Section 1.704-1(b)(2)(iv) of the Regulations. There shall be credited to each Partner's Capital Account the amount of his Capital Contribution and such Partner's distributive share of the Profits for Tax Purposes of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all Cash Available for Distribution and Sale Proceeds distributed to such Partner and such Partner's distributive share of all the Losses for Tax Purposes of the Partnership. A separate subsidiary capital account with respect to the Initial Limited Partner's Capital Account shall be maintained and adjusted for each Unitholder in accordance with the principles contained in this Section.

          (b) Upon the dissolution and termination of the Partnership, the General Partners will contribute to the Partnership an amount equal to the lesser of (i) any deficit balance in their Capital Accounts or (ii) the excess of 1.01% of the total Capital Contributions attributable to the Limited Partners and Unitholders over the amount of capital previously contributed by the General Partners.

                                      ARTICLE V

                RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNERS

     Section 5.01.  MANAGEMENT OF THE PARTNERSHIP.

          (a) The General Partners, within the authority granted to them under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership to the best of their ability and to use their best efforts to carry out the purposes of the Partnership. In so doing, the General Partners shall take all actions necessary or appropriate to protect the interests of the Limited Partners and the Unitholders. The General Partners shall devote such time as is necessary to the affairs of the Partnership and shall receive no compensation from the Partnership other than as expressly provided in this Agreement. The General Partners shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners or Unitholders. All decisions of the General Partners shall be made pursuant to the unanimous approval of the General Partners.

          (b) All decisions made for and on behalf of the Partnership by the General Partners shall be binding upon the Partnership. Except as expressly set forth elsewhere in this Agreement, the General Partners (acting for and on behalf of the Partnership), in extension and not in limitation of the rights and powers given by this Section or by the other provisions of this Agreement shall, in their sole discretion, have the full and entire right, power and authority in the management of the Partnership business to do any and all things necessary to effectuate the purposes of the Partnership. Without limiting the foregoing grant of authority, but subject to the other provisions of this Agreement, the General Partners, in their capacity as General Partners, shall have the right, power and authority, acting for and on behalf of the Partnership, to do all acts and things set forth in this Article V. No Person dealing with the General Partners shall be required to determine their authority to make any undertaking on behalf of the Partnership or to determine any facts or circumstances bearing upon the existence of such authority.

          (c) No Limited Partner or Unitholder (except one who may also be a General Partner, and then only in his capacity as General Partner within the scope of his authority hereunder) shall participate in or have any control over the Partnership business or shall have any authority or right to act for or bind the Partnership.

          (d) The General Partners shall, after the release from escrow of subscriptions for Units pursuant to Section 11.01, establish initial Reserves out of Capital Contributions in an amount not less than 1% of the Gross Proceeds.

          (e) All of the Partnership's expenses shall be billed to and paid by the Partnership; provided, however, that all Organizational, Offering and Selling Expenses shall be paid by the General Partners. The expenses to be paid by the Partnership in connection with the Partnership's business shall include: (i) all costs of personnel employed by the Partnership and involved in the business of the Partnership, other than individuals who are employees of the General Partners; (ii) all costs of borrowed money, taxes and assessments applicable to the Partnership (including interest and other charges on loans or letters of credit by, or obtained by, the General Partners or their Affiliates, as permitted hereby); (iii) legal, audit, accounting, appraisal and engineering fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of Interests in the Partnership or in connection with the business of the Partnership; (v) fees paid to the Escrow Agent for services provided in connection with the sale of Units; (vi) fees and expenses paid to independent contractors, mortgage bankers, finders, brokers and servicers, consultants, real estate brokers, insurance brokers and other agents; (vii) expenses in connection with the origination, acquisition, sale, exchange, foreclosure, prepayment or other disposition of Federally Insured Mortgages; (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership or this Agreement;
     (ix) the cost of insurance in connection with the business of the Partnership; (x) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; (xi) the cost of preparing and disseminating to Limited Partners and Unitholders the reports described in Section 9.04 and the cost of preparing and filing reports and tax returns with governmental agencies; (xii) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved unless the General Partners are adjudged guilty of fraud, bad faith, negligence or misconduct; (xiii) the cost of any computer services used by the Partnership; and (xiv) amounts paid to the General Partners or their Affiliates as reimbursements in accordance with
     Section 5.01(f).

          (f) Reimbursements to the General Partners or any of their Affiliates shall not be allowed, except for reimbursement, without interest, of
     (i) the actual costs incurred by the General Partners or such Affiliates in obtaining goods and materials supplied by unaffiliated parties used for or by the Partnership (excluding rent, depreciation, utilities and capital equipment); (ii) direct travel, meals, lodging and telephone expenses of employees (noncontrolling persons) relating to Partnership business and direct out-of-pocket expenses incurred in providing legal, accounting, bookkeeping, computer, printing and public relations services, at rates for which such services could be performed by independent parties; and
     (iii) costs incurred by the General Partners and their Affiliates in performance of investor services, including, without limitation, salaries of persons performing such services (the "Investor Services Reimbursement"). Reimbursement of expenses (including the Investor Services Reimbursement) shall not exceed the lesser of the cost of such expenses or 90% of the competitive price which an independent party would charge for such services, and shall in no event exceed, on an annual basis, an amount equal to 0.5% of the sum of the Invested Assets and Permitted Interim Investments as of the last day of each calendar year. General overhead expenses incurred by the General Partners or their Affiliates in connection with the administration of the Partnership shall not be charged to the Partnership. General overhead expenses include, but are not limited to, salaries of employees not specifically performing the services described in this Section, rent, capital equipment and such other items generally constituting overhead, salaries, fringe benefits, travel and utility expenses of the General Partners, Affiliates of the General Partners or any individual general partner or managing officers, directors and controlling persons of the General Partners. For purposes of this
     Section 5.01(f), "controlling persons" shall include any person who performs functions for the General Partners or their Affiliates similar to those performed by the Chairman or members of the Board of Directors, executive management, senior management or any person who holds a 5% or more equity interest in a General Partner or who has the power to direct or cause the direction of the General Partners.

          (g) In no event shall the total of all Front End Fees result in the commitment of less than 84.5% of all Capital Contributions of Unitholders to Investment in Properties.

     Section 5.02.  AUTHORITY OF THE GENERAL PARTNERS.

          (a) Subject to Sections 5.02(c), 5.03 and 5.04, the General Partners for, and in the name and on behalf of, the Partnership, are hereby authorized, without limitation:

               (i) to enter into the Operating Partnership Agreements and all other agreements, instruments and documents as may be necessary or appropriate in connection with the acquisition of Operating Partnership Interests and the admission of the Partnership as a limited partner of the Operating Partnerships;

               (ii) to give the consent of the Partnership in its capacity as a limited partner of each Operating Partnership to any action proposed to be taken by such Operating Partnership or any of the Operating General Partners which, under the provisions of its Operating Partnership Agreement, requires the consent of the Partnership as the limited partner;

               (iii) to invest in, acquire, hold, foreclose, redeem, sell, dispose of and otherwise deal with Federally Insured Mortgages, at such prices and upon such terms as they deem to be in the best interests of the Partnership; provided, however, that, notwithstanding any other provision of this Agreement, the General Partners shall not sell, dispose of or otherwise transfer (including upon liquidation or reorganization of the Partnership) any FHA Insured Mortgage other than to an FHA-approved mortgagee;

               (iv) to acquire, hold, sell, dispose of and otherwise deal with Operating Partnership Interests at such prices and upon such terms as they deem to be in the best interests of the Partnership;

               (v) to acquire, by purchase, lease, exchange or otherwise, any real or personal property to be used in connection with the business of the Partnership;

               (vi) to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien on any assets of the Partnership;

               (vii) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Partnership, and to pay fees, expenses, salaries, wages and other compensation to such persons; provided, however, that no compensation or fees shall be paid to a General Partner or its Affiliates except as specifically permitted by this Agreement;

               (viii) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

               (ix) to determine the appropriate accounting method or methods to be used by the Partnership (the Partnership intends initially to utilize the accrual method of accounting in maintaining its books and records);

               (x) to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 709, 732, 754 or 1017 of the Code or any similar provisions enacted in lieu thereof;

               (xi) to offer and sell Interests in the Partnership to the public directly or through any licensed Person, including, without limitation, the Dealer Manager, and to employ personnel, agents and dealers for such purposes;

               (xii) to establish and maintain Reserves in an initial amount not less than 1% of Gross Proceeds for such purposes and in such amounts as they deem appropriate from time to time;

               (xiii) to amend this Agreement to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

               (xiv) to invest all funds not immediately needed in the operation of the business, including, but not limited to: (A) the Net Proceeds prior to investment in Federally Insured Mortgages and Operating Partnership Interests, and (B) Reserves, in Permitted Interim Investments;

               (xv) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the General Partners or any of their Affiliates;

               (xvi) to form an Investment Committee to be composed of two persons selected by the Hutton General Partner and two persons selected by the TIG General Partner to make all decisions pertaining to the Partnership's investment in Operating Partnership Interests and Federally Insured Mortgages;

               (xvii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership; and

               (xviii)   to transfer any or all Federally Insured Mortgages and
          Operating Partnership Interests held by the Partnership at its termination date to a liquidating trust (but only if at that time the General Partners determine such transfer to be in the best interest of the Partners and Unitholders) and to receive fees for serving as trustee of such trust which are reasonable and consistent with their fiduciary obligations under the circumstances, and which would not exceed the fees which the General Partners are otherwise entitled to receive hereunder.

          (b) With respect to all of their obligations, powers and responsibilities under this Agreement, the General Partners are authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as they deem proper, all on such terms and conditions as they deem proper.

          (c) Notwithstanding any provision in this Agreement to the contrary, it is understood and agreed that in making the selection and determination of the Complexes in respect of which they will originate Federally Insured Mortgages and obtain Operating Partnership Interests, the General Partners shall be bound by the following investment policies which may not be changed, altered or amended, except as provided in Section 10.02(a):

               (i)       except for temporary investments as described in
          Section 5.02(a)(xiv) and investments in mortgage-backed securities as described in Section 3.03(d), investments shall be limited to Federally Insured Mortgages and Operating Partnership Interests; and

               (ii) in selecting Complexes in respect of which they will originate a Federally Insured Mortgage, the General Partners shall evaluate, among other factors: (A) the data supplied by the owner to HUD; and (B) the general rental market conditions in the area of the Complexes (including vacancy rates).

          (d) Any Person dealing with the Partnership or a General Partner may rely upon a certificate signed by a General Partner as to:

               (i) the identity of the General Partners or Limited Partners or Unitholders;

               (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partners or are in any other manner germane to the affairs of the Partnership;

               (iii) the Persons who are authorized to execute and deliver any instrument or document by or on behalf of the Partnership; or

               (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

          (e) Notwithstanding any other provision of this Agreement, if, as a result of the enactment of new federal tax legislation the Partnership is or would become or is or would be held to be taxable as a corporation, the General Partners, with the Consent of a majority in interest of the Limited Partners and Unitholders, may take any and all such actions they may deem necessary or appropriate to qualify the Partnership (or a successor entity) for taxation as a real estate investment trust under Sections 856 to 860 of the Code

     (or similar provisions). Such actions may include, but shall not be limited to, amending this Agreement or reorganizing the Partnership into some other form of association such as a corporation or a business trust. The General Partners shall effectuate any such qualification, amendment or reorganization so that, to the extent possible and legally permissible under the circumstances, the respective interests of the Limited Partners, Unitholders and the General Partners in the assets and income of the Partnership (or successor entity) immediately following such qualification, amendment or reorganization are substantially equivalent to such interests immediately prior thereto, and the governing documents of the real estate investment trust comply with the requirements of the applicable guidelines of the North American Securities Administrators Association, Inc.

          (f) Notwithstanding any other provision of this Agreement, at all times the General Partners shall have designated one and only one General Partner to represent the Partnership on an exclusive basis in all dealings with the FHA (the "Designated FHA Partner"). The Designated FHA Partner's concurrence shall be required in all Partnership matters involving the FHA, including, without limitation, any sale of FHA Insured Mortgages or dissolution of the Partnership (it being understood that the Designated FHA Partner shall concur in any decision on such matters by vote of the Unitholders pursuant to Article X). With respect to all such dealings with the FHA (and only in such respect), the Designated FHA Partner shall be deemed to be the managing partner of the Partnership and, for purposes of this provision only, any employee of the Partnership who represents the Partnership in dealing with the FHA will be deemed an employee of and under the control of the Designated FHA Partner. The Designated FHA Partner shall be the TIG General Partner. If the TIG General Partner shall cease to be a General Partner, then, notwithstanding any other provision of this Agreement, the remaining General Partners or the Partnership shall designate another Designated FHA Partner which shall be a "chartered institution" as required by the regulations of the FHA, and the FHA shall be informed immediately of the new Designated FHA Partner. Further, if the Partnership shall be in any way reorganized as or into another entity, the FHA shall be informed immediately, and, if required, an application for approval of such entity as an FHA-approved investing mortgagee shall be submitted.

     Section 5.03. AUTHORITY OF GENERAL PARTNERS AND THEIR AFFILIATES TO DEAL WITH THE PARTNERSHIP AND OPERATING PARTNERSHIPS.

          (a) Affiliates of the General Partners may, and shall have the right to, become Operating General Partners, including the sole Operating General Partner, of any Operating Partnership; serve as coinsured lender, HUD-approved mortgagee or reinsurer with respect to any Mortgage on a Complex; deal with Operating Partnerships on an administrative level including establishing the books of the Operating Partnership and providing other administrative services; and act as management agent of any Complex on the terms and conditions permitted by applicable governmental regulations; and shall be compensated for any of such services in an amount not to exceed 90% of the competitive price which would be charged in an arm's-length transaction by others rendering comparable services in the locality where the Complex is located.

          (b) Without limitation upon the other powers set forth herein, the General Partners are expressly authorized to, in the name of, and on behalf of, the Partnership:

               (i) pay to the General Partners a nonrecurring Initial Advisory Fee in an amount equal to 1% of the Gross Proceeds, for organizing the Partnership, analyzing and evaluating potential investments in Federally Insured Mortgages and Operating Partnership Interests and related matters (with any unpaid or deferred portions thereof to be paid without interest during those succeeding years in which the Priority Return has been paid on a noncumulative basis);

               (ii) pay to the General Partners a nonaccountable Organizational, Offering and Selling Expense Reimbursement Allowance for those expenses incurred and payable by the General Partners in connection with or related to the formation and qualification of the Partnership, the registration and qualification of the Units under applicable federal and state laws and the marketing, distribution, sale and processing of the Units, in an amount equal to 2% of Gross Proceeds and, except for such amount, the General Partners shall not have recourse to the Partnership for any further reimbursement for Organizational, Offering and Selling Expenses;

               (iii) pay to the General Partners the Annual Asset Management and Partnership Administration Fee for services rendered to the Partnership during each fiscal year in managing and supervising the Partnership's investments in Federally Insured Mortgages and Operating Partnership Interests in an amount equal to 1% of Invested Assets as of the last day of such fiscal year (to be adjusted pro rata with respect to any fiscal years which are less than 12 months, including the Partnership's first year of operations which, for purposes of this provision only, shall be deemed to begin on the date of the Initial Closing), $50,000 of which shall be payable annually, half of which (less the $50,000 payable each year) shall be payable only during those years in which the Priority Return on Adjusted Contribution Accounts has been paid on a noncumulative basis with respect to such fiscal year (with any unpaid or deferred portions thereof to be paid during those succeeding years in which the Priority Return has been paid on a noncumulative basis), and the second half of which shall be payable only after the Target Return on Adjusted Contribution Accounts has been paid on a noncumulative basis (with any unpaid or deferred portions thereof to accrue and be payable only after the Investors have received a return of their Adjusted Contributions and the Target Return on Adjusted Contribution Accounts has been paid on a cumulative basis);

               (iv) agree to the payment to the General Partners by each Operating Partnership of a Commitment Fee in an amount up to 3.54% of the amount of each Federally Insured Mortgage, out of which the General Planners will pay all expenses incurred in connection with the Partnership's investments in Operating Partnerships;

               (v) pay to the General Partners an Incentive Fee equal to 9.1% of all Cash Available for Distribution and Sale Proceeds attributable to receipts of Cash Flow and Sale Transactions subsequent to such time as the Adjusted Contributions have been reduced to zero and the Target Return on Adjusted Contribution Accounts has been paid on a cumulative basis (after deduction from such Cash Available for Distribution and/or Sale Proceeds of any Termination Fee paid therefrom);

               (vi) pay to the General Partners a Termination Fee equal to 3% of all Sale Proceeds reduced by the amount of actual costs incurred in connection with all Sales Transactions including closing costs, brokerage and legal fees; provided, however, that such Termination Fee shall be paid only after the Adjusted Contributions have been reduced to zero and the Target Return on Adjusted Contributions has been paid on a cumulative basis;

               (vii) pay to the Dealer Manager a Selling Commission for each Unit sold in a per Unit amount which will vary depending upon the number of Units purchased by each Investor, but not to exceed 7% of the purchase price of the Unit; and to pay to the Dealer Manager all other amounts required under the Sales Agency Agreement;

               (viii) utilize Reserves, borrowed funds or loan guarantees to make additional investments in Operating Partnerships in which the Partnership owns an interest in an amount not to exceed 15% of the Partnership's original investment (Federally Insured Mortgage and Equity Contribution) in an Operating Partnership;

               (ix) borrow funds from a General Partner or any of its Affiliates (a "Voluntary Loan"); provided, however, that such borrowings (except for interest-free loans) may only be on a short-term basis (not to exceed 24 months) and the Partnership may not pay in connection therewith (A) interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality, or (B) any prepayment charge or penalty;

               (x)       reimburse the General Partners as provided in Section
          5.01(f);

               (xi) in their sole discretion, defer any portion of the first half (including the $50,000 payable annually) of the Annual Asset Management and Partnership Administration Fee otherwise payable in accordance with Section 5.03(b)(iii), and/or defer any amount otherwise reimbursable to the General Partners in accordance with
          Section 5.01(f) until such time or times that the Priority Return on Adjusted Contribution Accounts has been paid on a noncumulative basis with respect to a calendar year; and defer any portion of the second half of the Annual Asset Management and Partnership Administration Fee otherwise payable in accordance with Section 5.03(b)(iii) until such time as the Investors have received a return on their Adjusted Contributions and the Target Return on Adjusted Contribution Accounts has been paid on a cumulative basis; and

               (xii) in their sole discretion, defer any portions of the Initial Advisory Fee otherwise payable in accordance with Section 5.03(b)(i) until such time or times that the Priority Return on Adjusted Contribution Accounts has been paid on a noncumulative basis with respect to a calendar year.

          (c) Any agreements, contracts and arrangements with any General Partner or Affiliate of any General Partner permitted by this Agreement shall be subject to the following conditions (except that subsections (iii), (iv), (v) and (vi) shall not apply to the fees and reimbursements set forth in Section 5.03(b) herein and subsections (v) and
     (vi) shall not apply to the fees and reimbursements set forth in
     Section 5.03(a) herein):

               (i) any such agreements, contracts or arrangements shall be embodied in a written contract which describes the services to be rendered and all compensation to be paid, or the goods or materials to be provided and the price to be paid therefor or the method of determining such price;

               (ii) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Partners in the reports provided for in Section 9.04(c);

               (iii) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon 60 days' prior written notice, and shall not be amended without the Consent of a majority in interest of the Limited Partners and Unitholders as a class;

               (iv) all goods and services provided to the Partnership must be necessary to the prudent operation of the Partnership and will be provided at the lesser of actual cost or 90% of the competitive price which would be charged for such goods or services by an independent party; provided, however, that any services provided by Affiliates of the TIG General Partner as coinsured lender, HUD-approved mortgagee or reinsurer with respect to any Coinsured Mortgage on a Complex will be compensated in an amount not to exceed 90% of the competitive price which would be charged in an arm's-length transaction by others rendering comparable services in the locality where the Complex is located;

               (v) the person providing such services or goods must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Partnership and as an ordinary and ongoing business, and shall represent that it has adequate staff which it utilizes in the conduct of the business and is able to render such services or provide such goods or materials to the Partnership in accordance with its needs therefor; and

               (vi) any such services may be performed only in extraordinary circumstances.

          (d) In fixing the terms of the Operating Partnership Agreements, the General Partners will not diminish the protections to the Unitholders limiting the compensation payable to the General Partners and their Affiliates and limiting the extent to which the General Partners and their Affiliates may have interests that conflict with those of the Partnership.

          (e) In the event that an Affiliate of the TIG General Partner is an Operating General Partner in a Complex and will also construct the Complex, the construction contract price is based on a firm contract price which will not exceed the sum of the cost of the land and the cost of construction, which includes the contractor or construction fee customarily paid for services as a general contractor. Any overhead of the general contractor shall not be charged to the Partnership or included in the cost of construction. In the case of construction, the only fees paid to the Affiliate of the TIG General Partner in connection with such project shall consist of a construction fee for acting as a general contractor, which fees must be comparable and competitive with the fee of disinterested persons rendering comparable services (excluding, however, any overhead of the contractor) and a real estate commission in connection with the acquisition of the land, if appropriate under the circumstances. Any such real estate commission shall be subject to the limitation set forth in this Agreement. Such construction services may only be performed in extraordinary circumstances. In addition, such Affiliate must be previously engaged in the business of rendering such services independently and as an ordinary and ongoing business. All services or goods for which the Affiliate of the TIG General Partner is to receive compensation shall be embodied in a written contract which describes the services to be rendered and all compensation paid, which contract may only be modified by a vote of the majority of the Unitholders. Said contract shall contain a clause allowing termination without penalty on 60 days' notice.

     Section 5.04. GENERAL RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNERS. Subject to the provisions of Section 5.01(b), in exercising management and control of the Partnership, the General Partners, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partners shall not have any authority to:

          (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

          (b) do any act required to be approved or ratified in writing by all or part of the Limited Partners under the Delaware Revised Uniform Limited Partnership Act, unless the right to do so is expressly granted in this Agreement;

          (c) without the consent of a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) sell, pursuant to a single transaction or a series of related transactions,

     66-2/3% or more of the book value of the assets of the Partnership, except for (i) a liquidating sale of a final Federally Insured Mortgage and corresponding Operating Partnership Interest remaining after the sale of all other Federally Insured Mortgages and Operating Partnership Interests, or (ii) sales in connection with the liquidation and winding up of Partnership's business upon its dissolution;

          (d) borrow from the Partnership except in connection with Specified Investments as described in the Prospectus Supplement;

          (e) without the Consent of a majority in Interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) (or such greater number of Limited Partners as may then be required under the Delaware Revised Uniform Limited Partnership Act) elect to dissolve the Partnership prior to December 31, 2035, other than following the disposition of all Partnership assets;

          (f) do any act which would make it impossible to carry on the ordinary business of the Partnership;

          (g)  confess a judgment against the Partnership;

          (h) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

          (i) admit a Person as a General Partner, except as provided in this Agreement;

          (j) admit a Person as a Limited Partner, except as provided in this Agreement;

          (k) knowingly perform any act that would subject any Limited Partner or Unitholder to liability as a general partner in any jurisdiction;

          (l) allocate any income, gain, loss, deduction or credit (or any item thereof) to any Partner if, and only to the extent that, such allocation will cause the determinations and allocations of income, gain, loss, deduction or credit (or any item thereof) provided for in Article IV hereof not to be permitted by Code Section 704(b) and the Treasury Regulations promulgated thereunder;

          (m) lend any funds to any Person other than in connection with the extension of funds to the Operating Partnerships or in connection with temporary investments as described in Section 5.02(a)(xiv);

          (n) cause the Partnership to acquire interests in an Operating Partnership owning unimproved or nonincome producing property unless it is anticipated that such property will be developed into a Complex as evidenced by a construction loan;

          (o) invest in the securities of other issuers, except as provided in Sections 3.03(d), 5.02(a) or 9.03;

          (p)  underwrite the securities of other issuers;

          (q) reinvest Sale Proceeds, other than in Permitted Interim Investments pending distribution of such proceeds;

          (r) directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the General Partners shall not be prohibited from paying the normal sales commissions, payable to the Dealer Manager or another dealer acting pursuant to Hutton authority, for selling Units;

          (s) acquire any Federally Insured Mortgage or Operating Partnership Interests in exchange for Units;

          (t) except for investments specified in the Prospectus Supplement, purchase any Federally Insured Mortgage or Operating Partnership Interest on behalf of the Partnership from the General Partners or any of their Affiliates unless one of such Persons purchased the Federally Insured Mortgage or Operating Partnership Interest in his or its name and temporarily holds title thereto in order to facilitate the acquisition of such Federally Insured Mortgage or Operating Partnership Interest by the Partnership; provided, however, that in the event of such an acquisition from a General Partner or one of its Affiliates, (i) the purchase price paid by the Partnership shall not exceed the cost of such Federally Insured Mortgage or Operating Partnership Interest to the seller, and (ii) no compensation or other benefit from the transaction may accrue to such General Partner or any of its Affiliates except (A) the General Partner or any of its Affiliates may be reimbursed for the costs incurred to carry a Federally Insured Mortgage or Operating Partnership Interest acquired for the Partnership, and (B) as otherwise permitted by this Agreement;

          (u)  change the Partnership's purposes from those set forth in
     Section 1.03;

          (v) engage in any transaction which results in the receipt by a General Partner or any of its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in this Agreement or in applicable state securities laws and regulations upon transactions between the Partnership, a General Partner and its Affiliates;

          (w) without the consent of a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) amend this Agreement except as provided in Section 12.02(b) or (e) hereof;

          (x) cause the Partnership to invest in joint venture arrangements with another partnership formed by the General Partners or their Affiliates unless (i) such other partnership has investment objectives substantially identical to the Partnership's, (ii) there are no duplicate property management or other fees, (iii) the sponsor compensation arrangements of such other partnership are substantially identical to the Partnership's,
     (iv) the Partnership has a right of first refusal to buy if the other partnership wishes to sell property held in the joint venture, and (v) the investment of each partnership is on substantially the same terms and conditions;

          (y) pay any person a real estate brokerage commission for the sale of Partnership property unless such commission is reasonable, customary and competitive in light of the size, type and location of the property, and does not exceed 6% of the contract price for the sale of the property, up to one-half of which (not to exceed 3% of the contract price) may be paid to a General Partner or an Affiliate only if such person provided substantial services in the sales effort and payment of such amount is subordinated to the Investors having received a return of their Adjusted Contributions and payment of the Target Return on Adjusted Contribution Accounts on a cumulative basis; provided, however, that no General Partner or Affiliate shall be granted an exclusive right to act as real estate agent of the Partnership;

          (z) pay any fees to a General Partner or Affiliate or any third party for property management services unless such fees are for residential property management and do not exceed the lesser of (i) 5% of gross revenues from the property or (ii) fees which are competitive for similar services in the same geographic area;

          (aa) pay any fees to a General Partner or Affiliate for insurance brokerage services in connection with obtaining insurance on the Partnership's property unless (i) such person is independently engaged in the business of providing such services and 75% or more of such person's gross revenue is derived from services to non-Affiliates and (ii) the cost of providing such service is no greater than the lowest quote obtained from two unaffiliated insurance agencies for comparable coverage and terms; or

          (bb) purchase any Federally Insured Mortgage or Operating Partnership Interest on behalf of the Partnership from the General Partners or any of their Affiliates unless (i) the investment is specified in the Prospectus Supplement, (ii) the Federally Insured Mortgage or Operating Partnership Interest is sold upon terms fair to the Partnership and at a price not in excess of the appraised value, and (iii) the cost of the property and any improvements thereon to the General Partners or any of their Affiliates is clearly established. However, if the cost to the General Partner or Affiliate was less than the price to be paid by the Partnership, the price to be paid by the Partnership will not be deemed fair, regardless of the appraised value, unless some material change has occurred to the property which would increase the value since the General Partner or Affiliate acquired the property. Material factors may include the passage of a significant amount of time (but in no event less than two years), the assumption by the General Partner or Affiliate of the risk of obtaining a rezoning of the property and its subsequent rezoning or some other extraordinary event which in fact increases the value of the property.

     Section 5.05.  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNERS.

          (a) The General Partners shall devote to the affairs of the Partnership such time as may be necessary for the proper performance of their duties under this Agreement, but neither the General Partners nor the officers, directors or shareholders of the General Partners shall be expected to devote their full time to the performance of such duties.

          (b) The General Partners shall take such action as may be necessary or appropriate for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such qualification is necessary or appropriate to protect the limited liability of the Limited Partners and Unitholders or in order to continue in effect such qualification. The General Partners shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates, including limited partnership and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

          (c) The General Partners shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partners shall cause the Partnership to pay any taxes payable by the Partnership.

          (d) The General Partners shall use their best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940.

          (e) The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership; provided, however, that by the execution of this Agreement or acceptance of their Units, as the case may be, each Partner and Unitholder hereby consents to the placing by the General Partners of Partnership funds in a bank account or accounts at banks with which the General Partners or their Affiliates have informal banking arrangements (which may include compensating balance requirements), and to the inclusion by such banks of such Partnership funds in calculating compliance by the General Partners or their Affiliates with such banking arrangements; however, Partnership funds may not be used to meet any compensating balance requirements.

          (f) The General Partners are authorized, in their sole discretion, to cause the Partnership to acquire policies of limited partnership liability insurance, insuring the General Partners, their officers, directors, employees, shareholders and certain of their Affiliates against certain liabilities in connection with the business of the Partnership and insuring the Partnership against certain liabilities with respect to any indemnification it is legally required or permitted to provide pursuant to this Agreement to such General Partners, their officers, directors, employees, shareholders and such Affiliates.

          (g) The General Partners will use their best efforts to observe the standards described under the caption "INVESTMENT OBJECTIVES AND POLICIES" in the Prospectus. The Hutton General Partner and the TIG General Partner shall each designate two representatives to serve on the Investment Committee and any investment in any Operating Partnership Interest or the sale of any Operating Partnership Interest shall be subject to the unanimous approval of the members of the Investment Committee.

     Section 5.06.  DELEGATION OF AUTHORITY.  Subject to the provisions of this
Article V, the General Partners may delegate all or any of their powers, rights and obligations under this Agreement, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partners, perform any acts or services for the Partnership as the General Partners may approve.

     Section 5.07. OTHER ACTIVITIES. The General Partners and any Affiliate may engage independently or with others in other business ventures of every nature and description, including the rendering of advice or services of any kind to other investors and the making or management of other investments, including investments in Federally Insured Mortgages or Operating Partnership Interests. Neither the Partnership nor any Partner or Unitholder shall have any right by virtue of this Agreement or the partnership relationship created by this Agreement in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     Section 5.08. LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION.

          (a) Neither the General Partners nor their Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or Unitholders for any act or omission performed or omitted by such General Partner or Affiliate in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such General Partner's conduct or its Affiliate's conduct did not constitute negligence or misconduct. The Partnership shall indemnify and hold harmless the General Partners and their Affiliates against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which attorneys' fees may be paid as incurred, except as provided in Section 5.08(d)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute negligence or misconduct. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or Unitholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding, by judgment or settlement, shall not, of itself, create a presumption that the indemnified Person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to be in the best interest of the Partnership. Any indemnification under this subsection, unless ordered by a court, shall be made by the Partnership only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement. Notwithstanding any provision of this subsection to the contrary, the General Partners shall be presumed to be personally liable to creditors for the debts of the Partnership.

          (b) Notwithstanding the provisions of Section 5.08(a), neither the General Partners, or any of their Affiliates or any person acting as a Broker-Dealer shall be indemnified with regard to any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (C) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made; and (ii) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Office of the Commissioner of Securities of the State of Tennessee and of any other state securities commission regarding indemnification for violations of securities laws.

          (c) For purposes of this Section 5.08, the term "Affiliates" shall mean any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by or is under common control with a General Partner; or (ii) owns or controls 10% or more of the outstanding voting securities of a General Partner; or (iii) is an officer, director or partner of a General Partner; or (iv) if a General Partner is an officer, director, partner or trustee, is any company for which a General Partner acts in any such capacity.

          (d) In the event that any action, suit or proceeding is instituted against the Partnership or a General Partner or any of their Affiliates with respect to the business, assets, liabilities or activities of the Partnership, such General Partner, Affiliate and the Partnership may each obtain separate legal counsel and other expert assistance to defend or assist in defending any such action, suit or proceeding. Such General Partner or Affiliate shall have advanced to it by the Partnership, at its request, funds for payment of all expenses and costs reasonably incurred in connection with the defense or any action, suit or proceeding only if (i) such action, suit or proceeding relates to the performance of duties or services by such General Partner or its Affiliates on behalf of the Partnership; (ii) such action, suit or proceeding is initiated by a third party who is not a Limited Partner or Unitholder; and (iii) such General Partner or Affiliate, as the case may be, undertakes to repay the advanced funds to the Partnership, without interest, in cases in which such General Partner would not be entitled to indemnification. The General Partners or Affiliates shall not be advanced funds from the Partnership for legal expenses and other related costs incurred as a result of any legal action, suit or proceeding initiated by a Limited Partner or Unitholder against the General Partners or Affiliates.

          (e) The Partnership shall not incur the reasonably estimated portion of the cost of liability insurance which insures a General Partner for any liability as to which a General Partner is prohibited from being indemnified under this Section 5.08.

     Section 5.09. TAX STATUS OF PARTNERSHIP. The General Partners shall use their best efforts to meet such requirements of the Code, as interpreted from time to time by the Internal Revenue Service, any other agency of the federal government, or the courts, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes.

     Section 5.10. SALES AGENCY AGREEMENT. The Partnership, General Partners and Initial Limited Partner have entered into a sales agency agreement with E.F. Hutton & Company Inc., as Dealer Manager, pursuant to which said firm will assist the Partnership in the sale of Units and be paid Selling Commissions therefor and be indemnified against certain liabilities as set forth in
Section 8 of such agreement. The Unitholders accept the terms of such agreement by their adherence to this Agreement and acceptance of their Units.

     Section 5.11. RESTRICTIONS ON AUTHORITY TO DEAL WITH THE GENERAL PARTNERS AND AFFILIATES. Except as specifically authorized in this Article V, the General Partners are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partners or any Affiliate of the General Partners. Such prohibition shall include, without limitation, the following: (a) the Partnership shall not loan money to a General Partner or any Affiliate of a General Partner except in connection with investments described in the Prospectus Supplement; (b) neither a General Partner nor any such Affiliate shall loan money to the Partnership if interest rates and other finance charges and fees in connection with such loan are in excess of the amounts charged by unrelated banks on comparable loans, or make loans with a prepayment charge or penalty; (c) no compensation or fees shall be paid a General Partner or its Affiliates except as described in this Agreement or in the Prospectus; and (d) the Partnership shall not sell or lease property to a General Partner or Affiliate of a General Partner.

                                      ARTICLE VI

                             CHANGES IN GENERAL PARTNERS

     Section 6.01.  WITHDRAWAL OF GENERAL PARTNERS.

          (a) A General Partner shall not be entitled to withdraw from the Partnership, or to sell, transfer or assign its Interest as General Partner, unless a substitute General Partner has been admitted in accordance with the conditions of Section 6.02.

          (b) In the event that a General Partner withdraws from the Partnership or sells, transfers or assigns its entire Interest, such General Partner shall be and shall remain liable for all obligations and liabilities incurred by the Partnership before such withdrawal, sale, transfer or assignment becomes effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after such withdrawal, sale, transfer or assignment becomes effective.

          (c) The General Partners (with the consent of all General Partners) may at any time designate additional Persons to be General Partners, whose Interest in the Partnership shall be such as agreed upon by the General Partners and such additional General Partners, provided that the Interests of the Limited Partners and Unitholders shall not be affected thereby. Such additional Persons shall become additional General Partners only upon meeting the conditions contained in Section 6.02.

     Section 6.02. ADMISSION OF A SUCCESSOR OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a General Partner of the Partnership only if each of the following conditions is satisfied:

          (a) the admission of such Person shall have been Consented to, or ratified, subject to Section 10.02, by such number of Limited Partners as are then required under the Delaware Revised Uniform Limited Partnership Act to Consent to, or ratify, the admission of a general partner, but in any event, subject to Section 10.02, such admission shall have been Consented to by not less than a majority in Interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders);

          (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement, by executing a counterpart hereof, and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

          (c) if such Person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement;

          (d) counsel for the Partnership or the Limited Partners and Unitholders, as the case may be, shall have rendered an opinion to the Partnership that the admission of such Person is in conformity with the Delaware Revised Uniform Limited Partnership Act and that none of the actions taken in connection with the admission of such Person is in violation of the Delaware Revised Uniform Limited Partnership Act, will impair the limited liability of the Limited Partners and Unitholders, will cause the termination or dissolution of the Partnership, will cause the Partnership to be classified other than as a partnership for federal income tax purposes or will violate federal or state securities laws; and

          (e)  such Person is not an individual.

     Section 6.03. CONSENT OF LIMITED PARTNERS AND UNITHOLDERS TO ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNER. Unless otherwise prohibited by the Delaware Revised Uniform Limited Partnership Act at the time that such Consent is necessary, each of the Limited Partners and Unitholders, by the execution of this Agreement by the Initial Limited Partner and the acceptance by the Unitholders of their Units, Consents to the admission of any Person as a successor additional General Partner to which at the time there has been given the express consent of a majority in Interest of the Limited Partners (including the Initial Limited Partner). Upon receipt of such Consent of a majority in Interest of the Limited Partners (including the Initial Limited Partner voting at the direction of the Unitholders), such admission shall, without any further Consent or approval of the Limited Partners or Unitholders, be the act of all the Limited Partners and Unitholders.

     Section 6.04. REMOVAL OF A GENERAL PARTNER. Subject to Section 10.02, a majority in Interest of the Limited Partners (including the initial Limited Partner voting at the direction of the Unitholders) voting together as a class, without the Consent or other action by the General Partner to be removed, may remove any General Partner and may elect a replacement therefor; such replacement shall become a General Partner only upon meeting the conditions contained in Section 6.02.

     Section 6.05. EFFECT OF REMOVAL, BANKRUPTCY, DEATH, WITHDRAWAL, DISSOLUTION OR INCOMPETENCY OF A GENERAL PARTNER.

          (a) In the event of the removal, Bankruptcy, death, dissolution or adjudication of incompetence of a General Partner or any other event of withdrawal of a General Partner, the business of the Partnership may be continued with Partnership property by any other General Partners with the unanimous Consent of such other General Partners; provided, however, that if the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner is then the sole General Partner, the provisions of
     Section 8.01 shall be applicable.

          (b) Upon the removal, Bankruptcy, death, dissolution, adjudication of incompetence or any other event of withdrawal of a General Partner who is not then the sole General Partner, the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner shall immediately cease to be a General Partner, and there shall first be assigned and transferred to each remaining or substitute General Partner such percentage as they shall mutually determine of the General Partner's Interest of the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner as shall be required to increase the aggregate of all remaining General Partners' Interests to at least 1%, in consideration for which, except in the case of a General Partner removed for cause, the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner shall be paid the fair market value thereof. In the event of a dispute as to fair market value of such Interest, an independent appraiser shall be chosen by the removed General Partner and the successor General Partner or the Limited Partners as a class (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders), as the case may be, and the fair market value of such Interest as determined by such appraiser shall be binding. Expenses of appraisal shall be borne equally by the removed General Partner and the Partnership. The payment to the removed, Bankrupt, deceased, dissolved or incompetent General Partner under this Section 6.05(b) shall be in the form of an interest-bearing promissory note coming due in no less than five years with equal installments due each year. The payment to the withdrawn General Partner will be in the form of a noninterest bearing unsecured promissory note with principal payable, if at all, from distributions which such withdrawn General Partner otherwise would have received had such General Partner not withdrawn. To the extent that the Interest of the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner is not so assigned, his Interest shall be converted to that of a Limited Partner, but with the same rights under Article IV (except as reduced by assignment and transfer pursuant to the first sentence of this
     Section 6.05(b)) to share in the Profits and Losses for Tax Purposes, and Cash Available for Distribution of the Partnership and the same rights under Article IV (which shall not be reduced by reason of any assignment and transfer pursuant to the first sentence of this paragraph) to share in the Profits and Losses for Tax Purposes, and Cash Available for Distribution of the Partnership and the same rights under Article IV (which shall not be reduced by reason of any assignment and transfer pursuant to the first sentence of this Section 6.05(b)) to receive Sale Proceeds or proceeds from liquidation of the Partnership that he would have had if he had remained as a General Partner; provided, however, that in the case of a General Partner removed for cause, any such nonassigned Interest shall be forfeited. Nothing in this Section 6.05(b) shall affect any rights or liabilities of the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner which matured prior to the removal, Bankruptcy, death, dissolution, incompetence or withdrawal of such General Partner.

          (c) If, at the time of removal, Bankruptcy, death, dissolution, adjudication of incompetence or withdrawal of a General Partner, the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner was not the sole General Partner of the Partnership, the remaining General Partner or Partners shall immediately (i) give Notice to the Limited Partners and Unitholders of such removal, Bankruptcy, death, dissolution, adjudication of incompetence or withdrawal, and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Interest of the removed, Bankrupt, deceased, dissolved, incompetent or withdrawn General Partner.

          (d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this Section 6.05.

                                     ARTICLE VII

               TRANSFERABILITY OF LIMITED PARTNERS' INTERESTS AND UNITS

     Section 7.01. ASSIGNABILITY OF UNITS. The Units shall be evidenced by Beneficial Assignment Certificates which shall be issued in registered form only. Until such time as the Partnership qualifies the Units for quotation by NASDAQ or for trading on a national or regional securities exchange, the transferability of Units shall be subject to the restrictions imposed in
Section 7.02 below. Upon qualification of the Units for quotation by NASDAQ or for trading on a national or regional securities exchange, such Units shall be freely transferable (except when transfer is restricted under federal or state securities laws). Notwithstanding the foregoing, the General Partners may decide not to list the Units or may cause the delisting of the Units and the reimposition of the restriction of Section 7.02 if (a) in their opinion, a termination pursuant to Code Section 708 is likely to occur as a result of 50% or more of the Units being sold or exchanged, exclusive of successive sales or exchanges, within a 12-month period or (b) if, as a result of federal income tax legislation or regulation, (i) partnerships with publicly traded partnership interests would be taxable as corporations, or (ii) income to the Partnership would not be classified as passive activity income as a result of the listing of the Units.

     Section 7.02. RESTRICTIONS ON TRANSFERS OF INTERESTS OF LIMITED PARTNERS OR UNITHOLDERS. Except as provided in Section 7.01, a Limited Partner or (until such time as the Partnership qualifies the Units for quotation by NASDAQ or for trading on a national or regional securities exchange) a Unitholder may assign his Limited Partnership Interests or Units by a duly executed written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Within 30 days after an assignment of a beneficial interest in Limited Partnership Interests or Units which occurs without a transfer of record ownership of such Limited Partnership Interests or Units, the assignor shall give notice of such assignment to the General Partner. Notwithstanding the foregoing, a Limited Partner or Unitholder may not sell, assign, pledge, transfer or exchange any of his Limited Partnership Interest or
Units:

          (a) until said Limited Partner or Unitholder obtains an opinion of counsel for the Partnership stating:

               (i) that such sale, assignment, pledge, transfer or exchange would not result, when considered with all other sales, assignments, transfers and exchanges of Interests in the Partnership within the previous 12 months, in the Partnership being considered to have been terminated within the meaning of Section 708 of the Code; and

               (ii) that such sale, assignment, pledge, transfer or exchange would not be in violation of any applicable federal or state securities laws (including any investor suitability standards);

          (b) except for transfers by gift or inheritance, intra-family transfers, transfers resulting from family dissolutions and transfers to Affiliates; if the transferor or the transferee would hold less than 250 (100 in the case of IRAs and Keogh Plans) Limited Partnership Interests or Units; or

          (c)  if the transferee is a Foreign Person.

     The General Partners, in their sole discretion, may waive any or all of the requirements set forth in paragraphs (a), (b) or (c) of this Section 7.02. Any attempted sale, assignment, pledge, transfer or exchange in contravention of the provisions of this Article VII shall be void and ineffectual and shall not be recognized by the Partnership.

     Section 7.03.  ASSIGNEES OF LIMITED PARTNERS.

          (a) If a Limited Partner or Unitholder dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes Bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner or Unitholder for the purpose of settling or managing his estate and such power as the deceased or incompetent Limited Partner or Unitholder possessed to assign all or any part of his Limited Partnership Interests or Units and to join with the assignee thereof in satisfying any conditions precedent to such assignee becoming a Limited Partner or Unitholder. The death, dissolution, adjudication of incompetence or Bankruptcy of a Limited Partner or Unitholder shall not dissolve the Partnership.

          (b) The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partnership Interests or (so long as the transfer restrictions of Section 7.02 are applicable to Units) Units of a Limited Partner or Unitholder unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument effecting such assignment, and unless such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, contains a representation that such assignment was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partners.

          (c) Any Limited Partner or (so long as the transfer restrictions of Section 7.02 are applicable to Units) Unitholder who shall assign all of his Limited Partnership Interests or Units shall cease to be a Limited Partner or Unitholder of the Partnership, except that unless and until a Limited Partner is admitted, or a Unitholder is recognized, in his stead, such assigning Limited Partner or Unitholder shall retain the statutory rights of an assignor of a limited partnership interest or Unit under the Delaware Revised Uniform Limited Partnership Act.

          (d) An assignee of Limited Partnership Interests or (so long as the transfer restrictions of Section 7.02 are applicable to Units) Units may become a Limited Partner or Unitholder only if each of the following conditions is satisfied:

               (i) the instrument of assignment sets forth the intentions of the assignor that the assignee succeed to the assignor's Interest as a Limited Partner or Unitholder in his place;

               (ii) the assignee shall have fulfilled the requirements of Sections 7.03(b) and 12.02;

               (iii) the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner or Unitholder; and

               (iv) the General Partner shall have consented to such substitution, which consent may be granted or withheld by the General Partners in their sole discretion.

          (e) This Agreement shall be amended as soon as practicable to recognize the admission of any Limited Partners and shall be submitted in a timely manner for filing with the office of the Secretary of State of the State of Delaware. Assignees of Limited Partnership Interests shall be recognized as such, to the extent set forth in Section 7.03(b) or 7.03(d), as of the day which the Partnership has received the instrument of assignment and all of the other conditions to the assignment are satisfied.

          (f) An assignee of Limited Partnership Interests or Units who does not become a Limited Partner or Unitholder and who desires to make a further assignment of his Limited Partnership Interests or Units shall be subject to all of the provisions of this Article VII to the same extent and in the same manner as a Limited Partner or Unitholder desiring to make an assignment of Limited Partnership Interests or Units.

     Section 7.04. JOINT OWNERSHIP OF INTERESTS. Subject to the other provisions of this Agreement, a Limited Partnership Interest or Unit may be acquired by two or more individuals, who shall, at the time they acquire such Limited Partnership Interest or Unit, indicate to the Partnership whether the Limited Partnership Interest or Unit is being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, they shall be presumed to hold such Limited Partnership Interest or Unit as tenants-in-common. Any Consent of the Limited Partners or Units shall require the action or vote of all owners of any such jointly held Limited Partnership Interest or Unit.

     Section 7.05. RESTRICTIONS ON TRANSFERS OF INTERESTS OF THE INITIAL LIMITED PARTNER. Other than pursuant to Section 11.01(a), the Initial Limited Partner may not transfer or assign a Limited Partnership Interest without the prior written consent of the General Partners.

                                     ARTICLE VIII

                    DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

     Section 8.01.  EVENTS CAUSING DISSOLUTION.

          (a) The Partnership shall dissolve upon the happening of any of the following events:

               (i) the Bankruptcy, death, dissolution, withdrawal, removal or adjudication of incompetence of a General Partner, unless the remaining General Partners (or in the case of a General Partner who is at that time the sole General Partner, all of the remaining Partners) agree in writing to continue the business of the Partnership within 90 days of the occurrence of such an event;

               (ii) the sale, repayment or other disposition of all Federally Insured Mortgages and Operating Partnership Interests held by, and substantially all other assets, if any, held by the Partnership;

               (iii) the election by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the Unitholders) pursuant to Section 10.02 or the election by the General Partners pursuant to Section 5.04(e);

               (iv) the expiration of the term of the Partnership specified in Section 1.04; or

               (v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

          (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a Certificate of Cancellation is filed with the office of the Secretary of State of the State of Delaware and the assets of the Partnership are distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners and Unitholders shall continue to be governed by this Agreement.

     Section 8.02.  LIQUIDATION.

          (a) Upon dissolution of the Partnership, unless all of the Partners and Unitholders elect to reform the Partnership, the General Partners shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Section 8.02 and cause this Agreement to be cancelled. If there is no General Partner, the Limited Partners, acting together as a class, may elect a liquidator to liquidate the assets of the Partnership and perform the functions of the General Partners set forth in this Section 8.02.

          (b) After payment of liabilities owing to creditors of the Partnership, the General Partners shall set aside as a reserve such amount as they deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserve may be paid over by the General Partners to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partners may deem advisable, the amount in such reserve shall be distributed among the Partners in the manner set forth in Section 8.02(c).

          (c) After paying such liabilities and providing for such reserve, the General Partners shall cause the remaining net assets of the Partnership to be distributed among the Partners and Unitholders. The Profits or Losses for Tax Purposes resulting from the liquidation of the assets of the Partnership (determined prior to any deduction attributable to the payment to the General Partners of any Incentive Fee or Termination Fee from the proceeds resulting from such liquidation of the assets of the Partnership) shall be allocated among the Partners and Unitholders in accordance with the applicable provisions of Section 4.03(d). All remaining net assets shall then be distributed among the Partners and Unitholders in proportion to their respective Capital Accounts including, in the case of Unitholders, the special subaccounts established through the Initial Limited Partner's Capital Account on behalf of such Unitholders, until the Adjusted Contributions and the Target Return or Adjusted Contribution Accounts have been reduced to zero. After the Adjusted Contributions and the Target Return on Adjusted Contribution Accounts have been reduced to zero, remaining net assets shall be applied to the payment of any accrued but unpaid Incentive Fee or Termination Fee then owed to the General Partners in accordance with Sections 5.03(b)(v) and (b)(vi). Any Partnership net assets remaining after the payment of such fees shall be distributed among the Partners and Unitholders in proportion to their respective adjusted Capital Accounts, including, in the case of Unitholders, the special subaccounts established through the Initial Limited Partner's Capital Account on behalf of such Unitholders.

          (d) Notwithstanding the foregoing, if the General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or the Unitholders, the General Partners may, after giving Notice to all of the Limited Partners and Unitholders, and to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or transfer such assets to a liquidating trust in accordance with Section 5.02(a)(xviii).

          (e) Upon dissolution of the Partnership, if there is no General Partner, such other Person who may be appointed in accordance with applicable law shall be responsible to take all action related to the winding up and distribution of assets of the

     Partnership and shall perform the actions of the General Partners described in this Section 8.02.

          (f) Each holder of Limited Partnership Interests or Units shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution or Contribution of Unitholders and his share of Cash Available for Distribution, Sale Proceeds and Profits and Losses for Tax Purposes, and shall have no recourse therefor, upon dissolution or otherwise, against the General Partners, any Limited Partner or Unitholder. No Partner or Unitholder shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

                                      ARTICLE IX

               BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

     Section 9.01.  BOOKS AND RECORDS.

          (a) The Partnership shall maintain at the principal office of the Partnership the following records, which shall be available during ordinary business hours for examination and copying there at the reasonable request, and at the expense, of any Partner or Unitholder or his duly authorized representative, or copies of such records may be requested in writing for any proper purpose by any Partner or Unitholder or his duly authorized representative provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Partner or Unitholder making such request:

               (i) a current list of the full name and last known home or business address of each Partner and Unitholder, set forth in alphabetical order;

               (ii) a copy of this Agreement, together with executed copies of any powers of attorney pursuant to which this Agreement, and any amendments hereto, has been executed;

               (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years;

               (iv) copies of (A) any effective written partnership agreements and (B) any financial statements of the Partnership for the three most recent years; and

               (v)       the Partnership books.

          (b) The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of any information obtained to indicate that a Limited Partner or Unitholder meets with the suitability standards set forth in the Prospectus and shall retain for five years any appraisal obtained with respect to the value of a Complex owned by an Operating Partnership in which the Partnership purchases an Operating Partnership Interest.

     Section 9.02. ACCOUNTING BASIS AND FISCAL YEAR. The books of the Partnership initially shall be kept on the accrual method. The fiscal year of the Partnership shall be the year ending December 31.

     Section 9.03. BANK ACCOUNTS. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine. All deposits and other funds not immediately needed in the operation of the business may be invested in Permitted Interim Investments; provided, however, that prior to the sale by the Partnership of the minimum number of Units, no funds paid by subscribers for Units shall be invested in tax-exempt notes or bonds. The funds of the Partnership shall not be commingled with the funds of any other Person.

     Section 9.04.  REPORTS.

          (a) If the Units are not registered pursuant to Section 12 of the Securities Exchange Act of 1934 within 60 days after the end of the Partnership's first two complete quarters of operations and, thereafter, within 60 days after the end of each first six-month period of each Partnership year, the General Partners shall send to each Person who was a Limited Partner or Unitholder during such period a balance sheet and statements of operations, changes in partners' capital, changes in financial position and Cash Available for Distribution and Sales Proceeds for, or as of the end of, such period, none of which need be audited, together with a report of the activities of the Partnership during each six-month period.

          (b) If the Units are registered pursuant to Section 12 of the Securities Exchange Act of 1934 within 45 days after the end of each of the first three quarters of each year, the General Partners shall send to each Person who was a Limited Partner or Unitholder during such quarter a balance sheet and statements of operations, changes in partners' capital, changes in financial position (all prepared in accordance with generally accepted accounting principles) and a statement of Cash Available for Distribution and Sales Proceeds for, or as of the end of, such quarter, none of which need be audited, together with a report of the activities of the Partnership during such quarter.

          (c) Within 45 days after the end of each of the first three quarters in each year and within 120 days after the end of the fourth quarter in each year, the General Partner shall cause to be prepared and distributed to each Person who was a Limited Partner or Unitholder at any time during the quarter then ended (i) a detailed statement describing any new agreement, contract or arrangement between the Partnership and the General Partners or any of their Affiliates; (ii) the amount of all fees and other compensation paid by the Partnership during such quarter to the General Partners or any Affiliate of the General Partners; and (iii) until the Capital Contributions of Unitholders shall be fully invested, a special report of all Federally Insured Mortgage and Operating Partnership Interest acquisitions including (A) a description of the Federally Insured Mortgage,
     (B) a
     description of the Complex securing the Federally Insured Mortgage, (C) the purchase price and remaining term of the Federally Insured Mortgage, and
     (D) the amount which then remains unexpended, stated in terms of both dollar amount and percentage of the sum of the Partner's Capital Contributions and the Contributions of Unitholders.

          (d) The General Partners shall send to each Person who was a Limited Partner or Unitholder at any time during the year then ended such tax information as shall be necessary for the preparation by such Limited Partner or Unitholder of his federal income tax return and required state income and other tax returns. The General Partners shall send this information within 75 days after the end of each calendar year.

          (e) Within 120 days after the end of each year, the General Partners shall send to each Person who was a Limited Partner or Unitholder at any time during the year then ended an annual report including (i) the balance sheet of the Partnership as of the end of such year and statements of operations, changes in partners' capital and changes in financial position of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants;
     (ii) a statement of Cash Available for Distribution and Sale Proceeds for such year; (iii) a report of the activities of the Partnership during such year; (iv) a statement (which need not be audited) showing distribution per Limited Partnership Interest and per Unit by admission date during such year in respect of such year, which statement shall identify distributions from (A) Cash Available for Distribution and Sale Proceeds generated during such year, (B) Cash Available for Distribution and Sale Proceeds generated during prior years, and (C) Reserves and other sources; (v) a detailed statement of any transactions with the General Partners or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partners or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed; and (vi) a breakdown of the amounts actually reimbursed to the General Partners. Accountants to the General Partner will certify that the amounts actually reimbursed were costs incurred in the management of the Partnership. The methods of verification used by the accountants will be in accordance with generally accepted auditing standards and include such tests of the accounting records and other auditing procedures which the accountants for the General Partners consider appropriate, including, but not limited to, review of the time records of employees of the General Partners and their Affiliates, and review of the nature of the tasks performed by such employees for which the General Partners are reimbursed.

          (f) The Partnership shall send to the Limited Partners and Unitholders the information specified by Form 10-Q within 45 days after the end of each quarterly period for which it is required to file such a report with the Securities and Exchange Commission.

          (g) A copy of each report referred to in this Section 9.04 shall be filed with all securities commissions requiring such filing at the time required by such commissions.


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

     Section 9.05. DESIGNATION OF TAX MATTERS PARTNER. The General Partners hereby designate the TIG General Partner as Tax Matters Partner of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each Partner and Unitholder consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     Section 9.06.  DUTIES OF TAX MATTERS PARTNER.

          (a) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits, interest and taxpayer identification number of each Partner and Unitholder to the Secretary of the Treasury or his delegate (the "Secretary").

          (b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Partner and Unitholder informed of the administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner or Unitholder for income tax purposes (such administrative proceeding being referred to hereinafter as a "tax audit" and such judicial proceeding being referred to hereinafter as "judicial review").

     Section 9.07. AUTHORITY OF TAX MATTERS PARTNER. The Tax Matters Partner is hereby authorized, but not required:

          (a) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners and Unitholders, except that such settlement agreement shall not bind any Partner or Unitholder who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or Unitholder;

          (b) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner or Unitholder for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located or the United States Claims Court;

          (c) to intervene in any action brought by any other Partner or Unitholder for judicial review of a final adjustment;

          (d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner or Unitholder for tax purposes, or an item affected by such item; and

          (f) to take any other action on behalf of the Partners, the Unitholders or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

     Section 9.08. EXPENSES OF TAX MATTERS PARTNER. The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners and Unitholders. The payment of all such expenses shall be made before any distributions are made from Cash Flow or any reserves are set aside by the General Partners. Neither the General Partners, any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of General Partners and indemnification set forth in Section 5.08 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                      ARTICLE X

            MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS

     Section 10.01.  MEETINGS.

          (a) Meetings of the Limited Partners and Unitholders for any purpose may be called by the General Partners at any time and shall be called by the General Partners after receipt of a written request for such a meeting signed by 10% or more in Interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner is acting for and at the direction of the Unitholders). Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. The General Partners shall provide to all Limited Partners within 10 days of receipt of such request, written notice by certified mail of a meeting. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partners. In addition, the General Partners shall submit any matter upon which the Limited Partners (including the Initial Limited Partner acting for and at the direction of the Unitholders) are entitled to act to the Limited Partners for a vote by written Consent without a meeting.

          (b) Any meeting to be held pursuant to Section 10.01(a) shall be held not less than 15 days nor more than 60 days after receipt of such request. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner(s) calling the meeting. The Notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in Interest of the Limited Partners (including the Initial Limited Partner acting for and at the direction of the Unitholders) considered as a class shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if no such quorum is present, holders of a majority in Interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and Unitholders need be given to any Limited Partner or Unitholder who attends in person or is represented by proxy, except for a Limited Partner or Unitholder attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner or Unitholder entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

          (c) For the purpose of determining the Limited Partners entitled to vote on, or to vote at, and the Unitholders entitled to direct the voting of the Initial Limited Partner on or at any meeting of the Limited Partners and Unitholders, or any adjournment thereof, or to vote by written Consent without a meeting, the General Partners or the Limited Partners and Unitholders requesting such meeting or vote may fix, in advance, a date as the record date of any such determination of Limited Partners and Unitholders. Such date shall not be more than 60 days nor less than 10 days before any such meeting or submission of a matter to the Limited Partners and Unitholders for a vote by written Consent.

          (d) At each meeting of Limited Partners and Unitholders, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

     Section 10.02.  VOTING RIGHTS OF LIMITED PARTNERS AND UNITHOLDERS.

          (a) Subject to Section 10.03, a majority in Interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of Unitholders), without the concurrence of the General Partners, may: (i) amend this Agreement, subject to the conditions that such amendment (A) may not in any manner allow the Limited Partners and Unitholders to take part in the management or control of the Partnership's business or otherwise modify their limited liability, and (B) may not, without the consent of the General Partner affected, alter the rights, powers and duties of such General Partner as set forth in Article V, the interest of such General Partner in Profits and Losses for Tax Purposes, or Cash Available for Distribution, or Sale Proceeds as set forth in this Agreement; (ii) approve or disapprove the sale of all or substantially all of the Partnership's assets; (iii) dissolve the Partnership; or (iv) remove any General Partner and elect a replacement therefor, which replacement shall become a General Partner only in accordance with Section 6.02. If the Limited Partners, voting as a class (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) vote to remove a General Partner pursuant to this Section 10.02, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective.

          (b) Any General Partner removed pursuant to this Section shall remain liable for all obligations and liabilities incurred by him as General Partner before such removal becomes effective, but shall be free of any obligation or liability as General Partner incurred on account of the activities of the Partnership from and after the time such removal becomes effective.

          (c) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns, and a Unitholder shall be entitled to direct the Initial Limited Partner to cast one vote for each Unit which he owns (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders) (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast which writing must be received by the General Partners prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partners prior to the date upon which the votes of Limited Partners are to be counted. Every proxy must be signed by the Limited Partner or Unitholder or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or the Unitholder executing it. Only the votes of Limited Partners of record on the Notice date (or the record date, if one is fixed pursuant to Section 10.01(c)), whether at a meeting or otherwise, shall be counted.
     The General Partners shall not be entitled to vote in their capacity as General Partners. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners and the Unitholders. The Unitholders may give proxies only to the Initial Limited Partner. The Initial Limited Partner will vote in accordance with the directions of the Unitholders so that each interest of a Unitholder will be voted separately.

     Section 10.03. CONDITIONS TO ACTION BY LIMITED PARTNERS AND UNITHOLDERS. The voting rights of the Limited Partners set forth in Sections 5.04(c) and (e) and Section 10.02 shall not be exercised unless and until (a) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in Interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders), that such action is legal, (b) either (i) the Partnership has received an opinion from such counsel that such action may be effected without subjecting the Limited Partners and Unitholders to liability as general partners under the Delaware Revised Uniform Limited Partnership Act, or (ii) a Delaware court having jurisdiction over the matter enters a judgment, not subject to further appeal, to such effect, and (c) either (i) the Partnership has received an opinion from such counsel that such action may be effected without changing the Partnership's status for tax purposes, or (ii) a court having jurisdiction over the matter enters a judgment not subject to further appeal, or the Internal

Revenue Service issues a ruling, to such effect.  For purposes of this
Section 10.03, counsel will be deemed satisfactory to the Limited Partners if proposed by the General Partners and not disapproved in writing within 45 days by a majority in Interest of the Limited Partners (it being understood that the Initial Limited Partner is voting at the direction of the Unitholders), provided that if the holders of 10% or more of the outstanding Limited Partnership Interests and Units considered as a class propose counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partners, shall be submitted for such approval.

     Section 10.04. MANAGEMENT OF THE PARTNERSHIP. No Limited Partner or Unitholder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or Unitholder shall have any power or authority with respect to the Partnership except insofar as the Consent of the Limited Partners shall be expressly required by this Agreement. The exercise by the Limited Partners and Unitholders (acting through the Initial Limited Partner) of any of their voting and other rights pursuant to and in accordance with this Agreement shall not constitute participation in or control over Partnership business.

     Section 10.05. OTHER ACTIVITIES. The Limited Partners and Unitholders may engage in or possess interests in other business ventures of every kind and description of their own accounts, including, without limitation, serving as general or limited partners of other partnerships which own, either directly or through interests in other partnerships or otherwise, Federally Insured Mortgages. Neither the Partnership nor any of the Partners or Unitholders shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                      ARTICLE XI

                 ASSIGNMENT OF ASSIGNED LIMITED PARTNERSHIP INTERESTS
                       TO UNITHOLDERS AND RIGHTS OF UNITHOLDERS

     Section 11.01. ASSIGNMENT OF ASSIGNED LIMITED PARTNERSHIP INTERESTS TO UNITHOLDERS.

          (a) The Initial Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Unitholders all of the Initial Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, except as otherwise provided herein, as of the time of release by the Escrow Agent to the Partnership of any payments for Units.

          (b) The General Partner, by the execution of this Agreement, irrevocably consents to and acknowledges that (i) the foregoing transfer and assignment pursuant to Section 11.01(a) by the Initial Limited Partner to the Unitholders of the Initial Limited Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Unitholders are intended to be third party beneficiaries of all rights and privileges of the Initial Limited Partner in respect of the Assigned Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Initial Limited Partner's rights and privileges in respect of Assigned Limited Partnership Interests may be exercised by the Unitholders except as otherwise provided herein.

     Section 11.02.  RIGHTS OF UNITHOLDERS.

          (a) Limited Partners (including the Initial Limited Partner but only with respect to its own Interests) and Unitholders shall share PARI PASSU on the basis of one Limited Partnership Interest for one Unit, and shall be considered as a single class with respect to all rights to receive distributions of Cash Available for Distribution, Sale Proceeds, allocations of Profits and Losses for Tax Purposes and other determinations of allocations and distributions pursuant to this Agreement.

          (b) Limited Partners, including the Initial Limited Partner voting the Interests of the Unitholders at their direction, shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each Limited Partnership Interest entitled to one vote.

          (c) Unitholders shall have the same rights as Limited Partners under the Delaware Revised Uniform Limited Partnership Act to bring derivative actions on behalf of the Partnership.

     Section 11.03. EXCHANGE OF UNITS FOR LIMITED PARTNERSHIP INTERESTS. Any Unitholder who desires to exchange his Units for Limited Partnership Interests may do so only with the consent of the General Partners, which shall not be unreasonably withheld, by delivering to the Partnership executed subscription agreements and transfer applications (which are available upon request from the General Partners), fulfilling the requirements of Section 12.02, and paying a fee of $100 per transaction, for legal and administrative costs and recording (which fee may be increased from time to time in the discretion of the General Partner). This Agreement shall be amended as soon as practicable to recognize the admission of such persons as Limited Partners of the Partnership. Persons who effect such an exchange shall receive one Limited Partnership Interest for each Unit they exchange and shall not have the right thereafter to re-exchange their Limited Partnership Interests for Units. Units which have been exchanged for Limited Partnership Interests shall be cancelled and shall not be reissued.

     Section 11.04.  SUBSCRIPTIONS FOR UNITS AND CLOSINGS.

          (a) The General Partners are authorized, from time to time or at any time, to accept subscriptions for Units from any Person if, after the acceptance of such subscriptions, such Person's Contribution of Unitholders is not less than $5,000 ($2,000 for IRAs and Keogh Plans) and not more than such maximum amount (not to exceed $10,000,000) as the General Partners shall determine; provided, however, that no subscriptions for Units shall be accepted after one year from the date of the Prospectus.

          (b) All subscriptions for Units shall be received by the Partnership in trust and deposited in an escrow account with the Escrow Agent within two business days after receipt of Subscription Agreements by the General Partners. Upon receipt of subscriptions acceptable to the General Partners for at least ____ Units, the Escrow Agent shall release such subscriptions to the Partnership (such release of subscriptions to be treated as contributions to the Partnership made by the Initial Limited Partner on behalf of, and as nominee for the Unitholders). Investors shall become Unitholders of record as of the close of business on the day of receipt of such subscriptions by the Partnership. Any interest earned on moneys paid by Investors during the period such moneys are held in escrow shall be paid to Investors following release of subscriptions. All moneys deposited by Investors whose subscriptions are rejected by the General Partners will be returned to such Investors, with any interest earned thereon, promptly after such rejection. If the Escrow Agent does not receive subscriptions for at least ____ Units on or before 60 days from the commencement of the Offering, which date may be extended by agreement of the General Partners to not later than one year from the date of the Prospectus, it shall promptly return all moneys deposited by Investors, together with any interest earned thereon. The General Partners and their Affiliates shall have the right to subscribe for Interests for their own accounts but any such subscriptions shall not be included for purposes of determining whether the minimum number of subscriptions has been received.

          (c) The General Partners are hereby authorized to do all things necessary in order to accomplish the purpose of this Section 11.04, including, but not limited to, registering the Units under the Securities Act of 1933, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, qualifying the Units for sale with state securities regulatory authorities or perfecting exemptions from qualification, and entering into such underwriting or agency arrangements for the solicitation of the Units upon such terms and conditions as the General Partners may deem advisable.

          (d) Immediately upon the release by the Escrow Agent to the Partnership of subscriptions of Unitholders (such release of subscriptions to be treated as contributions to the Partnership made by the Initial Limited Partner on behalf of, and as nominee for, the Unitholders), the Initial Limited Partner shall be credited on the books and records of the Partnership with additional Limited Partnership Interests and additional Capital Contributions in the amount of such subscriptions. The Initial Limited Partner's rights and interest in such Assigned Limited Partnership Interests shall be deemed to have been transferred and assigned to the Unitholders in accordance with Section 11.01(a).

          (e) Subject to the provisions of Article VII, a Person shall be treated as a Unitholder on the books and records of the Partnership as of the close of business of the day on which the Partnership receives such Person's subscription pursuant to Section 11.04(b) or of the day on which the Partnership receives evidence of transfer of a Unit to such Person, and all Unitholder rights, and all allocations in respect of Unitholders, including allocations of Profits will vest in, and be allocable to, each Unitholder as of the close of business of such day.

     Section 11.05. PRESERVATION OF TAX STATUS. The General Partners may at any time require the Unitholders to become Limited Partners, and may take such other action with respect to the manner in which Units Limited Partnership Interests are being or may be transferred or traded, as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for Federal income tax purposes or to insure that Unitholders will be treated as limited partners for Federal income tax purposes.

                                     ARTICLE XII

                               MISCELLANEOUS PROVISIONS

     Section 12.01.  APPOINTMENT OF THE GENERAL PARTNERS AS ATTORNEY-IN-FACT.

          (a) Each Limited Partner, including each Unitholder who exchanges his Units for Limited Partnership Interests, by the execution of this Agreement irrevocably constitutes and appoints, with full power of substitution, the General Partners, and each of them acting singly, as his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

               (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Delaware Revised Uniform Limited Partnership Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and Unitholders;

               (ii) any other instrument or document which may be required to be filed by the Partnership under Federal law or under the laws of any state in which any such Person deems it advisable to file;

               (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

               (iv) any instrument or document, including amendments to this Agreement, which may be required to effect the continuation of the Partnership, the admission of a Limited Partner or an additional or successor General Partner, or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement) or to reflect any reductions in amount of Capital Contributions.

          (b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the removal, Bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Limited Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Limited Partnership Interests, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee is admitted to the Partnership as a Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect such substitution.

     Section 12.02.  SIGNATURES; AMENDMENTS.

          (a) Each Limited Partner, each General Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the General Partners shall determine. By so signing, each Limited Partner, General Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding unless and until it has been accepted by the General Partners.

          (b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the Consent of the Limited Partners or Unitholders,
     (i) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners in this Agreement; (ii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be inconsistent with the manifest intent of this Agreement; (iii) to delete or add any provision of this Agreement required to be deleted or added based upon comments by the staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar official; (iv) to delete, add or revise any provision of this Agreement that may be necessary or appropriate, in the General Partners' judgment, to insure that the Partnership will be treated as a partnership, and that each Unitholder and each Limited Partner will be treated as a limited partner, for Federal income tax purposes; and (v) to cause investments of the Partnership to be exempt from the definition of "plan assets" under the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder; provided, however, that no amendment shall be adopted pursuant to this
     Section 12.02(b) unless the adoption thereof (A) is for the benefit of, or not adverse to the interests of, the Limited Partners and the Unitholders;
     (B) is consistent with Section 5.01; (C) does not affect the distribution of Cash Available for Distribution or Sale Proceeds or the allocation of Profits and Losses for Tax Purposes among the

     Limited Partners and the Unitholders; and (D) does not affect the limited liability of the Limited Partners or the Unitholders or the status of the Partnership as a partnership for federal income tax purposes.

          (c) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partners, the Person to be substituted and the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or Partners.

          (d) In making any amendments, there shall be prepared and filed by the General Partners for recording such documents and certificates as shall be required to be prepared and filed under the Delaware Revised Uniform Limited Partnership Act and under the laws of any other jurisdictions in use under the laws of which the Partnership is then qualified. The Designated FHA Partner shall notify the FHA of any proposed amendment to this Agreement a reasonable period of time prior to its adoption.

          (e) Any provision to the contrary herein notwithstanding, the General Partners may, without the Consent of the majority in interest of Limited Partners or Unitholders, make any amendments to Section 4.04 of this Agreement on the advice of tax counsel and the Accountants, to the extent necessary to insure compliance with the Code, including any changes thereof, provided that such amendments do not materially adversely affect the interests of the Limited Partners or Unitholders. Any amendment made by the General Partners in accordance with this Section shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Partnership, the Limited Partners and the Unitholders, and shall not give rise to a claim or cause of action by any Limited Partner or Unitholder.

     Section 12.03. OWNERSHIP BY LIMITED PARTNERS OF GENERAL PARTNERS OR THEIR AFFILIATES. No Limited Partner or Unitholder shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliate of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners and Unitholders would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. Each Limited Partner and Unitholder shall promptly supply any information requested by the General Partners in order to establish compliance by the Limited Partner or Unitholder with the provisions of this Section 12.03.

     Section 12.04. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

     Section 12.05. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     Section 12.06. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed by the General Partners.

     Section 12.07. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     Section 12.08. CAPTIONS. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     Section 12.09. DISALLOWANCE OF EXPENSES. Any fee paid to a General Partner pursuant to this Agreement which is disallowed as a deductible expense for federal income tax purposes shall constitute, for federal income tax purposes, a special allocation of gross income to the General Partner receiving such fee.

     Section 12.10. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the ____ day of __________ 199__.


                              GENERAL PARTNERS:

                              TIG INSURED MORTGAGE EQUITIES II INC.


                              By
                                --------------------------------------
                                   William G. Rosenberg, President


                              HUTTON INSURED MORTGAGE EQUITIES II L.P.

                              By:  Hutton CS II Housing Inc.


                                   By
                                     ---------------------------------
                                        Arthur P. Fisch, President

                              INITIAL LIMITED PARTNER:

                              H/T CORP., II-


                              By
                                ---------------------------------
                                   William G. Rosenberg, President

                                      SCHEDULE A

                                             Capital            Partnership
                                           Contribution           Interest
                                           ------------          ----------
GENERAL PARTNERS:

Hutton Insured Mortgage Equities II L.P.    $   10.10              .5%
31 West 52nd Street
New York, New York 10019

TIG Insured Mortgage Equities II Inc.       $   10.10              .5%
150 South Fifth Avenue
Suite A
Ann Arbor, Michigan 48104

INITIAL LIMITED PARTNER:

H/T Corp. II-                               $2,000.00              99%
1150 Seventeenth Street, N.W.
Suite 500
Washington, D.C. 20036